Exhibit 4.9

DEED OF MASTER AGREEMENT
This deed of master agreement (the “Master”) is effective as of 10 April 2019
BETWEEN:
(1)
NORDIC AMERICAN OFFSHORE LTD., a company incorporated under the laws of Bermuda and having its registered office at LOM Building, 27 Reid Street, Hamilton HM 11, Bermuda (“NAO”) on its own account and as guarantor and agent for and on behalf of each of its existing, directly or indirectly, wholly owned subsidiaries (as set out in Schedule 1) (“SPVs”) as well as any future subsidiaries being directly or indirectly wholly owned by NAO (“Future SPVs”) (the SPVs and Future SPVs jointly referred to as the “NAO SPVs”);

(2)	SCORPIO COMMERCIAL MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SCM”); and
(3)	SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Rue Du Gabian, Monaco 98000 (“SSM”);
(each a “Party” and together the “Parties”).
WHEREAS:
(1)
The NAO SPVs: (i) control certain vessels purchased from third parties; (ii) may in the future control a number of vessels to be delivered from various shipyards or purchased or chartered in from third parties (the vessels in (i) and (ii) above hereinafter together referred to as the “Vessels”, and each a “Vessel”). References to “control” or “controlled” herein means owned or chartered.

(2)	SSM and SCM provide technical and commercial management services (respectively). The Vessels require technical and/or commercial management services from SSM and/or SCM (respectively).
(3)	The Parties have agreed on a standard set of terms for technical and commercial management services, which shall be applicable to all Vessels.
(4)
The standard set of terms for the commercial management of the Vessels is hereby attached as Annex I (“Standard Commercial Management Terms”) and the standard set of terms for the technical management of the Vessels is hereby attached as Annex II (“Standard Technical Management Terms”). Both the Standard Commercial Management Terms and the Standard Technical Management Terms (together the “Standard Management Terms”) form an integral part of this Master.

NOW THEREFORE IT IS AGREED as follows:
1.	The Standard Management Terms contain the terms and conditions concerning the commercial and/or technical management provided by SCM and SSM respectively, to each Vessel controlled by the NAO SPVs.
2.
All Vessels, existing and future, will be governed by the Standard Commercial Management Terms and/or Standard Technical Management Terms, in each case as amended by the terms detailed in the Confirmation (as defined below). The entry by a Vessel under management by SCM and/or SSM under the Standard Management Terms and any amendments to the Standard Management Terms (collectively, the “Management Agreements”), will be evidenced by a written confirmation (substantially in the form set out in Schedule 2) executed by and between NAO as agent for and on behalf of the relevant NAO SPV on the one hand and SCM and/or SSM on the other hand (the “Confirmation”). Provided always that where any Vessels are time chartered from third parties (“Time Chartered Vessels”): (i) the Standard Technical Management Terms shall not apply, unless otherwise agreed, and (ii) the Time Chartered Vessels shall be governed by the Standard Commercial Management Terms, in each case as amended by the terms of the Time Chartered Vessels Confirmation (as defined below). The entry by a Time Chartered Vessel under management by SCM and any amendments to the Standard Commercial Management Terms, will be evidenced by a written confirmation (substantially in the form set out at Schedule 3) executed by and between NAO as agent for and on behalf of the relevant NAO SPV on the one hand and SCM on the other hand (the “TC Confirmation”).
3.
The management by SCM and/or SSM pursuant to the Standard Management Terms (as applicable) as amended by the terms detailed in the Confirmation shall be effective as of the date prescribed in the Confirmation or TC Confirmation, as applicable (the “Effective Date”).

4.
With effect from the date of the Confirmation (“Confirmation Date”) and prior to the Effective Date of each of the Management Agreements each of SCM and SSM undertake that they will have the necessary resources to manage each of the Vessels in place following the Effective Date.

5.	It is hereby agreed that in each and any of the following circumstances:
i.	any termination or actual or purported withdrawal by NAO or applicable NAO SPVs of a Confirmation and/or Management Agreement prior to the relevant Effective Date;
ii.
a Vessel not being delivered into the respective Management Agreement within 100 days of the respective Effective Date for any reason whatsoever other than (a) the insolvency of the yard where the Vessel is being built provided that the insolvency prevents and not merely delays construction and delivery of the Vessel and (b) the total loss (actual constructive or compromised) of the vessel whilst under construction at the yard (the aforementioned 5(ii)(a) and 5(ii)(b) being together “Extraordinary Events”); or

iii.	on or prior to the Effective Date (as applicable) the respective Confirmation and/or Management Agreement being declared void or ineffective for any other reason whatsoever, an early termination fee in respect of each Management Agreement being the equivalent of three (3) months of management fees payable to SCM and/or SSM (as applicable) according to the provisions of (a) clause 12 of the Commercial Management Terms and/or (b) clause 8 of the Technical Management Terms under the Management Agreement (the “Management Fees”) shall be immediately due and payable by the relevant NAO SPV to SCM and/or SSM (as applicable) and in the event SCM and/or SSM (as applicable) does not receive at least three months prior written notice of the termination event, the early termination fee shall be increased by three (3) months of Management Fees reduced by the pro rata amount where prior written notice of the termination event was given.

6.
Notwithstanding the foregoing, on or following a Change of Control (as defined at Annex IV hereto) and in each of the circumstances set out in Clause 5(ii)(a) and (b) the early termination fee amount set out in the paragraph above shall not apply and shall be replaced with an early termination fee in respect of each Management Agreement being the equivalent  of twenty-four (24) months of management fees payable to the Managers according to the provisions of (a) clause 12 of the Commercial Management Terms and/or (b) clause 8 of the Technical Management Terms under the Management Agreement, which fee shall be immediately due and payable by the relevant NAO SPV to SCM and/or SSM.

For the purpose of calculating the early termination fees referred to in this Clause 6:
(i)
For the purpose of calculating the early termination fee relating only to the Standard Technical Management Terms, references to management fees shall be the flat management fee applicable to that type of Vessel set out in the applicable Confirmation or where no Confirmation has been issued, the flat management fee applicable to that type of Vessel then in effect; and

(ii)	For the purpose of calculating the early termination fee relating only to the Standard Commercial Management Terms:
(a) the flat management fee applicable to that type of Vessel set out in the applicable Confirmation or where no Confirmation has been issued, the flat management fee applicable to that type of Vessel then in effect; and
(b) the amounts which comprise the Commission (as defined at clause 12 of the Standard Commercial Management Terms) as calculated pursuant to clause 22(g)(vi) for a Part Period (as defined therein) of the Standard Commercial Management Terms shall be applied as from the date the Vessel was scheduled to be delivered pursuant to the applicable purchase agreement, newbuilding contract, or equivalent document.
Further notwithstanding the foregoing, upon the occurrence of any Extraordinary Events, the early termination fees set out above shall not apply and will be replaced with an early termination fee equivalent to three months management fee in respect of each Management Agreement and shall immediately become due and payable by the relevant NAO SPV to SCM and/or SSM (as applicable).
7.
NAO agrees to guarantee and indemnify each of SCM and SSM in respect of the performance by each of the NAO SPVs of its respective obligations under this Master and the Management Agreements and shall issue in favour of each of SCM and SSM a guarantee in the form attached at Annex 3 on the same date as this Master.

8.
The Parties hereby acknowledge and agree that in the event of any inconsistency between the provisions of this Master and any of the Management Agreements: (i) prior to the applicable Effective Date, the provisions of the Master shall prevail; and (ii) on and after the applicable Effective Date the provisions of the Management Agreement shall prevail.

9.	This Master may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.
This Master shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Master shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-

enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Terms current at the time when the arbitration proceedings are commenced.
11.	No provision of this Master shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Master or a Future SPV.
IN WITNESS WHEREOF this Master has been duly executed as a deed and delivered with effect from the date written above.
Executed as a deed by Emanuele Lauro For and on behalf of NORDIC AMERICAN OFFSHORE LTD. in the presence of Signature of Witness Name, address and occupation of witness	) ) ) ) ) )	/s/ Emanuele Lauro

Executed as a deed by Emanuele Lauro
For and on behalf of
NORDIC AMERICAN OFFSHORE LTD.
As agent for and on behalf of each of the NAO SPVs:
in the presence of:
Signature of Witness
Name, address and occupation of witness

) ) ) ) ) ) )	/s/ Emanuele Lauro

Executed as a deed by Aldo Poma For and on behalf of SCORPIO COMMERCIAL MANAGEMENT S.A.M. in the presence of: Signature of Witness Name, address and occupation of witness	) ) ) ) ) ) )	/s/ Aldo Poma

Executed as deed by Filippo Lauro For and on behalf of SCORPIO SHIP MANAGEMENT S.A.M. in the presence of: Signature of Witness Name, address and occupation of witness	) ) ) ) ) )	/s/ Filippo Lauro

Schedule 1
1.	Petro Craft 2017-1 Shipping Company Limited
2.	Petro Craft 2017-2 Shipping Company Limited
3.	Petro Craft 2017-3 Shipping Company Limited
4.	Petro Craft 2017-4 Shipping Company Limited
5.	Petro Craft 2017-5 Shipping Company Limited
6.	Petro Craft 2017-7 Shipping Company Limited
7.	Petro Craft 2017-8 Shipping Company Limited
8.	Petro Combi 6030-01 Shipping Company Limited
9.	Petro Combi 6030-02 Shipping Company Limited
10.	Petro Combi 6030-03 Shipping Company Limited
11.	Petro Combi 6030-04 Shipping Company Limited
12.	Scorpio Baron Shipping Company Limited
13.	Scorpio Brilliance Shipping Company Limited

Schedule 2 – FORM OF CONFIRMATION TO THE MASTER AGREEMENT EFFECTIVE AS OF 10 APRIL2019
_______________________________________________________

VESSEL NAME	VESSEL DETAILS	REGISTERED OWNER	DATE OF ENTRY INTO NAO FLEET
DATE OF ENTRY INTO MANAGEMENT BY [SCM AND/OR SSM] PURSUANT TO WHICH THE NAO SPV AND [SCM AND/OR SSM] AGREE TO BE BOUND BY THE [STANDARD COMMERCIAL MANAGEMENT TERMS AND STANDARD TECHNICAL MANAGEMENT TERMS (RESPECTIVELY)] (the “Effective Date”)
NOTES / AMENDMENTS TO STANDARD MANAGEMENT TERMS
[8 April][CB Vessels] [10 April] [AHTS Vessels]
•          Notices Address (Box 22, Part I of the Standard Technical Management Terms and Standard Commercial Management Terms) for the Owners is as follows:

[●]
C/O 9 Boulevard Charles III, 98000 Monaco MC
Tel +377 97985850
Email: management@scorpiogroup.net

•          [In respect of the Standard Commercial Management Terms, the management fees payable shall be: [●].]

•          [In respect of the Standard Technical Management Terms, the flat management fees payable as per clause 8 are: US$ [●].]

•          Special provisions [if applicable]

In respect of the Master Agreement effective as of 10 April 2019 (the “Master”) entered into by Nordic American Offshore Ltd., Nordic American Offshore Ltd., for and on behalf of existing and future, directly or indirectly, wholly owned vessel owning subsidiaries, Scorpio Commercial Management S.A.M. and Scorpio Ship Management S.A.M., [NAO SPV] hereby acknowledges, confirms and accepts the terms of the Master.

Further, [Insert name of NAO SPV] acknowledges that in the event of any inconsistency between the provisions of the Master and this Management Agreement: (i) prior to the Effective Date, the provisions of the Master shall prevail; and (ii) on and after the Effective Date the provisions of this Management Agreement shall prevail.
NORDIC AMERICAN OFFSHORE LTD. as agent for and on behalf of [insert name of NAO SPV]:
Name:
Position:
Date:
[Scorpio Commercial Management S.A.M.] [if applicable]
Name:
Position:
Date:
[Scorpio Ship Management S.A.M.] [if applicable]
Name:
Position:
Date:
NORDIC AMERICAN OFFSHORE LTD. as guarantor
Name:
Position:
Date:

Schedule 3 – FORM OF TC CONFIRMATION TO THE MASTER AGREEMENT EFFECTIVE AS OF 10 APRIL 2019
DATE OF CONFIRMATION [X] of Commercial and/or Technical Management Agreement (“Management Agreement”)
VESSEL NAME	VESSEL DETAILS	DISPONENT OWNER	DATE OF ENTRY INTO SALT FLEET
DATE OF ENTRY INTO MANAGEMENT BY [SCM AND/OR SSM] PURSUANT TO WHICH THE NAO SPV AND [SCM AND/OR SSM] AGREE TO BE BOUND BY THE [STANDARD COMMERCIAL MANAGEMENT TERMS AND STANDARD TECHNICAL MANAGEMENT TERMS (RESPECTIVELY)] (the “Effective Date”)
NOTES / AMENDMENTS TO STANDARD MANAGEMENT TERMS

Only Standard Commercial Management Terms are amended as follows:

Both Standard Commercial and/or Technical Management Terms are amended as follows:

Clause 1 “Time Charter”: definition of time charter to be added.

Clause 21(a): delete and replace with

“This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party giving notice to the other; in which event this Agreement shall terminate on the date on which the Vessel is re-delivered under the Time Charter unless terminated earlier in accordance with Clause 22 (“Termination”)

Clause 22 (all sub-para): delete all references to ET1, ET2, ET3 and ET4.

Clause 22(g)(i) delete “an ET2 event, or for” and “or an ET1, ET3 or ET4 event,”

Clause 22(g) sub clauses (ii) - (vi) inclusive delete

[insert name of Owner/Disponent Owner]:
Name:
Position:
Date:

[Scorpio Commercial Management S.A.M.] [if applicable]
Name:
Position:
Date:
[Scorpio Ship Management S.A.M.] [if applicable]
Name:
Position:
Date:

Annex I – STANDARD COMMERCIAL MANAGEMENT TERMS

Annex II – STANDARD TECHNICAL MANAGEMENT TERMS

DEED OF GUARANTEE (“Guarantee”)
To:
SCORPIO COMMERCIAL MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (the “Beneficiary”)
Effective as of: 10 April 2019

(A) Background:
(1)
The NAO SPVs being each of the existing, directly or indirectly, wholly owned NAO subsidiaries (as set out in Schedule 1) (“SPVs”) as well as any future vessel owning and/or controlling subsidiaries owned by NAO (“Future SPVs”) (the SPVs and the Future SPVs jointly referred to as the “NAO SPVs”) (i) control a number of vessels already on the water; and (ii) may in the future control vessels purchased or chartered in from third parties or from various shipyards (together the “Vessels”). References to “control” or “controlled” herein means owned or chartered.

(2)
A Master Agreement effective as of 10 April 2019 (the “Master”) has been entered into amongst others, ourselves, Nordic American Offshore Ltd., Nordic American Offshore Ltd. for and on behalf of existing and future, directly or indirectly, wholly owned subsidiaries, Scorpio Ship Management S.A.M (“SSM”) and the Beneficiary, to govern the relationship of the aforementioned parties prior to delivery of any of the Vessels and the Management Agreements, as defined below, becoming effective.

(3)	The Vessels will following delivery be technically and commercially managed by SSM and the Beneficiary (respectively).

(B) OPERATIVE PROVISIONS

1.	Payment Guarantee
In consideration of the Beneficiary having entered and entering into commercial management agreements (“Management Agreements”) with any of the NAO SPVs in respect of the Vessels we, Nordic American Offshore Ltd., for ourselves and our successors from time to time (the “Grantor”) hereby irrevocably and unconditionally guarantee as primary obligor and not merely as the surety, the due and punctual performance of any obligations and payment of any amounts due to the Beneficiary by any of the NAO SPVs under or in connection with the Management Agreements and Master Agreement.
2.	Liability Unconditional:
The Grantor's liability under this Guarantee shall not be discharged, reduced or otherwise affected in any way by any reason (without limitation and whether or not known to the Grantor or the Beneficiary) including (i) the Beneficiary giving the Grantor time or any other concession, (ii) any composition, discharge, release or other variation of liability entered into with, or granted to, any NAO SPVs, (iii) the Beneficiary taking, holding, varying, realising or not enforcing any other security for the liabilities of any of the NAO SPVs or the Grantor under the Master and the Management Agreements (as amended, varied, supplemented, replaced or restated from time to time), (iv) any amendment, variation or waiver (however fundamental) of any provision of any of the Master and the Management Agreements, (v) any legal limitation or incapacity relating to any NAO SPVs or the Grantor, (vi) any invalidity or unenforceability of the obligations of any party under any of the Master and the Management Agreements or (vii) any other act or omission of the Beneficiary or any other circumstances which, but for this provision, might discharge the Grantor.
3.	Continuing guarantee
This Guarantee and the obligations of the Grantor hereunder are a continuing guarantee and shall continue in effect until all obligations and liabilities whatsoever which fall to be discharged by the Grantor under the Master and the Management Agreements, have been finally discharged in full, notwithstanding any intermediate payment, partial settlement or other matter.
The Grantor’s obligations hereunder shall be in addition to and shall not in any way be prejudiced by any other guarantees granted or covenants assumed now or in the future by the Grantor in favour of the Beneficiary with respect to any claim that the Beneficiary has or may have against any NAO SPVs or the Grantor under either of the Master and/or the Management Agreements.
4.	Other security
The Beneficiary may enforce this Guarantee without first making demand on, or taking any proceeding against, any of the NAO SPVs or any other person first or resorting to any other security, guarantee or other means of payment.  The Grantor waives any right it may have of first requiring the Beneficiary to proceed against or claim payment from any NAO SPVs before claiming from the Grantor hereunder. No action (or inaction) by the Beneficiary in respect of any such security, guarantee or other means of payment shall prejudice or affect the liability of the Grantor hereunder.
5.	No set-off or counterclaim
All payments by the Grantor hereunder shall be made in full, without set‑off or counterclaim and free and clear of any deductions or withholdings or taxes or charges whatsoever in immediately available, freely transferable, cleared funds in United States Dollars for value on the date specified in the Beneficiary’s demand to the account notified to the Grantor by the Beneficiary.
6.	Assignment
The Grantor may not assign or transfer any of its rights or obligations hereunder.  The Beneficiary may assign any of its rights hereunder to a person in favour of whom an assignment has been made under the Master and the Management Agreements.
7.	Notices and demands
Any notice or demand by the Beneficiary under this Guarantee shall be in writing by letter or by fax, marked for the attention of the Legal Department, and shall be deemed to have been served on the Grantor (in the case of a letter) when delivered at Le Millenium, 9 Boulevard Charles III, MC 98000 Monaco and (in the case of a telefax) when received at +377 9777 8346 in complete and legible form.  Any notice or demand sent by telex shall be deemed to have been served at the time of despatch with confirmed answerback of the Grantor appearing on the transmission.

8.	Law and Disputes
This Guarantee shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Guarantee shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Terms current at the time when the arbitration proceedings are commenced.
IN WITNESS WHEREOF this Guarantee has been duly executed as a deed and delivered on this ________________2019.
Executed as a deed by For and on behalf of NORDIC AMERICAN OFFSHORE LTD. in the presence of Signature of Witness Name, address and occupation of witness	) ) ) ) ) )	/s/ /s/

“Le Millenium” 9 Boulevard Charles III
MC 98000 Monaco

DEED OF GUARANTEE (“Guarantee”)
To:
SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Rue du Gabian, Monaco 98000 (the “Beneficiary”)
Effective as of: 10 April 2019
(A) Background:

(1)
The NAO SPVs being each of the existing, directly or indirectly, wholly owned NAO subsidiaries (as set out in Schedule 1) (“SPVs”) as well as any future vessel owning subsidiaries wholly owned by NAO (“Future SPVs”) (the SPVs and Future SPVs jointly referred to as the “NAO SPVs”) (i) control a number of vessels already on the water; and (ii) may in the future control vessels purchased or chartered in from third parties or from various shipyards (together the “Vessels”). References to “control” or “controlled” herein means owned or chartered.

(2)
A Master Agreement effective as of 10 April 2019 (the “Master”) has been entered into amongst others, ourselves, Nordic American Offshore Ltd., Nordic American Offshore Ltd., for and on behalf of existing and future, directly or indirectly, wholly owned subsidiaries, the Beneficiary and Scorpio Commercial Management S.A.M. (“SCM”), to govern the relationship of the aforementioned parties prior to delivery of any of the Vessels and the Management Agreements, as defined below, becoming effective.

(3)	The Vessels will following delivery be technically and commercially managed by the Beneficiary and SCM (respectively).

(B) OPERATIVE PROVISIONS

1.	Payment Guarantee
In consideration of the Beneficiary having entered and entering into technical management agreements (“Management Agreements”) with any of the NAO SPVs in respect of the Vessels we, Nordic American Offshore Ltd., for ourselves and our successors from time to time (the “Grantor”) hereby irrevocably and unconditionally guarantee as primary obligor and not merely as the surety, the due and punctual performance of any obligations and payment of any amounts due to the Beneficiary by any of the NAO SPVs under or in connection with the Management Agreements and Master Agreement.
2.	Liability Unconditional:
The Grantor's liability under this Guarantee shall not be discharged, reduced or otherwise affected in any way by any reason (without limitation and whether or not known to the Grantor or the Beneficiary) including (i) the Beneficiary giving the Grantor time or any other concession, (ii) any composition, discharge, release or other variation of liability entered into with, or granted to, any NAO SPVs, (iii) the Beneficiary taking, holding, varying, realising or not enforcing any other security for the liabilities of any of the NAO SPVs or the Grantor under the Master and the Management Agreements (as amended, varied, supplemented, replaced or restated from time to time), (iv) any amendment, variation or waiver (however fundamental) of any provision of any of the Master and the Management Agreements, (v) any legal limitation or incapacity relating to any NAO SPVs or the Grantor, (vi) any invalidity or unenforceability of the obligations of any party under any of the Master and the Management Agreements or (vii) any other act or omission of the Beneficiary or any other circumstances which, but for this provision, might discharge the Grantor.
3.	Continuing guarantee
This Guarantee and the obligations of the Grantor hereunder are a continuing guarantee and shall continue in effect until all obligations and liabilities whatsoever which fall to be discharged by the Grantor under the Master and the Management Agreements, have been finally discharged in full, notwithstanding any intermediate payment, partial settlement or other matter.
The Grantor’s obligations hereunder shall be in addition to and shall not in any way be prejudiced by any other guarantees granted or covenants assumed now or in the future by the Grantor in favour of the Beneficiary with respect to any claim that the Beneficiary has or may have against any NAO SPVs or the Grantor under either of the Master and/or the Management Agreements.
4.	Other security
The Beneficiary may enforce this Guarantee without first making demand on, or taking any proceeding against, any of the NAO SPVs or any other person first or resorting to any other security, guarantee or other means of payment.  The Grantor waives any right it may have of first requiring the Beneficiary to proceed against or claim payment from any NAO SPVs before claiming from the Grantor hereunder. No action (or inaction) by the Beneficiary in respect of any such security, guarantee or other means of payment shall prejudice or affect the liability of the Grantor hereunder.
5.	No set-off or counterclaim
All payments by the Grantor hereunder shall be made in full, without set‑off or counterclaim and free and clear of any deductions or withholdings or taxes or charges whatsoever in immediately available, freely transferable, cleared funds in United States Dollars for value on the date specified in the Beneficiary’s demand to the account notified to the Grantor by the Beneficiary.
6.	Assignment
The Grantor may not assign or transfer any of its rights or obligations hereunder.  The Beneficiary may assign any of its rights hereunder to a person in favour of whom an assignment has been made under the Master and the Management Agreements.
7.	Notices and demands
Any notice or demand by the Beneficiary under this Guarantee shall be in writing by letter or by fax, marked for the attention of the Legal Department, and shall be deemed to have been served on the Grantor (in the case of a letter) when delivered at Le Millenium, 9 Boulevard Charles III, MC 98000 Monaco and (in the case of a telefax) when received at +377 9777 8346 in complete and legible form.  Any notice or demand sent by telex shall be deemed to have been served at the time of despatch with confirmed answerback of the Grantor appearing on the transmission.
8.	Law and Disputes
This Guarantee shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Guarantee shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Terms current at the time when the arbitration proceedings are commenced.

IN WITNESS WHEREOF this Guarantee has been duly executed as a deed and delivered on this ________________2019.
Executed as a deed by For and on behalf of NORDIC AMERICAN OFFSHORE LTD. in the presence of Signature of Witness Name, address and occupation of witness	) ) ) ) ) )	/s/ /s/

“Le Millenium” 9 Boulevard Charles III
MC 98000 Monaco

Annex IV – CHANGE OF CONTROL DEFINITION
For the purposes of this Master, “Change of Control” means the occurrence of any of the following:
(A) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of NAO’s or its subsidiaries’ assets, taken as a whole, to any Person other than to a Permitted Owner;
(B) an order made for, or the adoption by the Board of Directors of a plan of, liquidation or dissolution of NAO;
(C) the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Permitted Owner, becomes the beneficial owner, directly or indirectly, of a majority of NAO’s Voting Securities, measured by voting power rather than number of shares;
(D) if, at any time, NAO becomes insolvent, admits in writing its inability to pay its debts as they become due, is adjudged bankrupt or declares bankruptcy or makes an assignment for the benefit of creditors, or makes a proposal or similar action under the bankruptcy, insolvency or other similar laws of any applicable jurisdiction or commences or consents to proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction;
(E) the consolidation of NAO with, or the merger of NAO with or into, any Person, other than a Permitted Owner or the consolidation of any Person, other than a Permitted Owner, with, or the merger of any Person, other than a Permitted Owner, with or into, NAO, in any such event pursuant to a transaction in which any of the common stock outstanding immediately prior to such transaction are converted into or exchanged for cash, securities or other property or receive a payment of cash, securities or other property, other than any such transaction where NAO’s Voting Securities outstanding immediately prior to such transaction are converted into or exchanged for Voting Securities of the surviving or transferee Person constituting a majority (measured by voting power rather than number of shares) of the outstanding Voting Securities of such surviving or transferee Person immediately after giving effect to such issuance; or
(F) a change in directors after which a majority of the members of the Board of Directors are not directors who were either nominated by, appointed by or otherwise elected with the approval of current board members at the time of such election.
 “Affiliates” means, with respect to any Person as at any particular date, any other Persons that directly or indirectly, through one or more intermediaries, are Controlled by, Control or are under common Control with the Person in question, and “Affiliate” means any one of them.
“Control” or “Controlled” means, with respect to any Person, the right to elect or appoint, directly or indirectly, a majority of the directors of such Person or a majority of the Persons who have the right, including any contractual right, to manage and direct the business, affairs and operations of such Person, or the possession of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.
“Governmental Authority” means any domestic or foreign government, including any federal, provincial, state, territorial or municipal government, any multinational or supranational organization, any government agency (including the U.S. Securities and Exchange Commission), any tribunal, labor relations board, commission or stock exchange (including the New York Stock Exchange), and any other authority or organization exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.
“NAO” shall mean Nordic American Offshore Ltd., a company incorporated under the laws of Bermuda and having its registered office at LOM Building, 27 Reid Street, Hamilton HM 11, Bermuda.
“Permitted Owner” means (i) Mackenzie Financial Corporation, a corporation organized and existing under the laws of Ontario (“Mackenzie”) or the funds and accounts set out in Schedule A to the common stock purchase agreement dated 29 March 2019 entered into between SOI, Mackenzie and NAO, (ii) Scorpio Offshore Investments Inc., a corporation organized and existing under the laws of the Republic of the Marshall Islands (“SOI”), and (iii) any Affiliate of SOI.
“Person” shall have the meaning ascribed to it as such term is used in Section 13(d)(3) of the Securities Exchange Act, as amended.
“Voting Securities” means securities of all classes of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.

Annex I

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Approved by the International Ship Managers' Association
First published 1988. Revised 1998 and 2009
Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

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SHIPMAN 2009

STANDARD SHIP MANAGEMENT AGREEMENT

PART I

1. Place and date of Agreement	2. Date of commencement of Agreement (Cls. 2, 12, 21 and 25) **As per Confirmation**
3. Owners (name, place of registered office and law of registry) (Cl. 1) (i) Name: **As per Confirmation** (ii) Place of registered office: **Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 96960** (iii) Law of registry: **Marshall Islands** **Guaranteed by NORDIC AMERICAN OFFSHORE LTD., a company incorporated under the laws of Bermuda and having its registered office at LOM Building, 27 Reid Street, Hamilton HM 11, Bermuda (Guarantor)**	4. Managers (name, place of registered office and law of registry) (Cl. 1) (i) Name: **Scorpio Commercial Management sam** (ii) Place of registered office: **9 blvd Charles III, MC98000, Monaco, Principality of Monaco** (iii) Law of registry: **Principality of Monaco**
5. The Company (with reference to the ISM/ISPS Codes) (state name and IMO Unique Company Identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i)) (i) Name: **Scorpio Ship Management sam** (ii) IMO Unique Company Identification number: **0631141** (iii) Place of registered office: **9 Rue Du Gabian, 98000, Monaco - MC** (iv) Principal place of business: **Principality of Monaco**	6. Technical Management (state "yes" or "no" as agreed) (Cl. 4) **No** 7. Crew Management (state "yes" or "no" as agreed) (Cl. 5(a)) **No** 8. Commercial Management (state "yes" or "no" as agreed) (Cl. 6) **Yes**
9. Chartering Services period (only to be filled in if "yes" stated in Box 8) (Cl.6(a)) **Up to twelve (12) months**	10. Crew Insurance arrangements (state "yes" or "no" as agreed) (i) Crew Insurances* (Cl. 5(b)): **No** (ii) Insurance for persons proceeding to sea onboard (Cl. 5(b)(i)): **No** **only to apply if Crew Management (Cl. 5(a)) agreed (see Box 7)*
11. Insurance arrangements (state "yes" or "no" as agreed) (Cl. 7) **No**	12. Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl. 10(a)(iv)) **n/a**
13. Interest (state rate of interest to apply after due date to outstanding sums) (Cl. 9(a)) **n/a**	14. ~~Annual~~ management fee (state annual amount) (Cl. 12(a)) **See Clause 12 (a) and Confirmation**
15. Manager's nominated account (Cl.12(a)) **Beneficiary name and address: Scorpio Commercial Management sam, 9 blvd. Charles III, MC98000 Monaco** **Bank full name and address: ABN-Amro Bank, PO Box 1053, 3000 BB Rotterdam, The Netherlands** **A/C No: 0240730453; IBAN: NL13FTSB0240730453; Swift code: FTSBNL2RXXX**	16. Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c)) **n/a** 17. Lay-up period / number of months (Cl.12(d)) **n/a**
18. Minimum contract period (state number of months) (Cl. 21(a)) **See clause 21(a)**	19. Management fee on termination (state number of months to apply) (Cl. 22(g)) **Three (3) months of flat management fee plus any Commissions payable to Managers or accrued due or agreed shall remain payable under Clause 22(g) . See also Clause 22(g)**

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO's idea

SHIPMAN 2009
Standard ship management agreement

PART 1

(Continued)

20. Severance Costs (state maximum amount) (Cl. 22(h)(ii)) **n/a**	21. Dispute Resolution (state alternative Cl. 23(a), 23(b) or 23(c); if Cl. 23(c) place of arbitration must be stated) (Cl. 23) **Clause 23(a) to apply**
22. Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24) **As per Confirmation**	23. Notices (state full style contact details for serving notice and communication to the Managers) Cl. 24) **Scorpio Commercial Management sam, 9 blvd Charles III, MC98000 Monaco. Phone +377 97985850 Fax +377 97985858. E-mail: management@scorpiogroup.net**

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART I and PART II as well as Annexes "A" (Details of Vessel or Vessels), "B" (Details of Crew), "C" (Budget), "D" (Associated Vessels) and "E" (Fee Schedule) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes "A", "B", "C", "D" and "E" shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers)
Signature(s) (Guarantor)	

InterManager
Copyright, published by BIMCO   Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org   First published 1988. Revised 1998 and 2009   Approved by the International Ship Managers' Association

Printed by BIMCO's *idea*

InterManager

ANNEX "A" (DETAILS OF VESSEL OR VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:

Name of Vessel(s):

Particulars of Vessel(s): **As per Confirmation**

Approved by the International Ship Managers' Association

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

Copyright, published by BIMCO

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO's *idea*

InterManager

ANNEX "B" (DETAILS OF CREW)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:

Details of Crew:

Numbers	Rank	Nationality

NOT APPLICABLE

Approved by the International Ship Managers' Association

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

Copyright, published by BIMCO

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO's *idea*

InterManager

ANNEX "C" (BUDGET)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:

Managers´ initial budget with effect from the commencement date of this Agreement (see Box 2):

NOT APPLICABLE

Copyright, published by BIMCO Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org First published 1988. Revised 1998 and 2009 Approved by the International Ship Managers' Association

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO's *idea*

InterManager

ANNEX "D" (ASSOCIATED VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX "D" THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 22(b)(i) OF THIS AGREEMENT.

Date of Agreement:

Details of Associated Vessels:

Copyright, published by BIMCO Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org First published 1988. Revised 1998 and 2009 Approved by the International Ship Managers' Association

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
SHIPMAN 2009
Standard ship management agreement

SECTION 1 – Basis of the Agreement

1. Definitions and Interpretation

In this **Shipman 2009 form (together with the Confirmation, any additional clauses of even date herewith and any Annexes hereto (the** "Agreement"**)** save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them:

"Approved Brokers" means any of Arrow, Clarksons, ICAP, Platou and SSY.

"Change of Control" means the definition given to it in Annex F attached hereto.

"Company" (with reference to the ISM Code and the ISPS Code) means the organization identified in Box 5 or any replacement organization appointed by the Owners from time to time (see Sub-clauses 9(b)(i) or 9(c)(ii), whichever is applicable).

"Crew" means the personnel of the numbers, rank and nationality specified in Annex "B" hereto.

"Crew Insurances" means insurance of liabilities in respect of crew risks which shall include but not be limited to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and Clause 10 (Insurance Policies) and Boxes 10 and 11).

"Crew Support Costs" means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews.

"Flag State" means the State whose flag the Vessel is flying.

"ISPS Code" means the International Code for the Security of Ships and Port Facilities and the relevant amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor.

"Managers" means the party identified in Box 4.

"Management Services" means the services specified in SECTION 2 - Services (Clauses 4 through 7) as indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers under the terms of this Agreement.

"Owners" means the party identified in Box 3.

"Severance Costs" means the costs which are legally required to be paid to the Crew as a result of the early termination of any contracts for service on the Vessel.

"SMS" means the Safety Management System (as defined by the ISM Code).

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"Vessel" means the vessel or vessels details of which are set out in Annex "A" attached hereto.

2. Commencement and Appointment

3. Authority of the Managers

Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The Managers shall have authority to take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform the Management Services in accordance with sound ship management practice, including but not limited to compliance with all relevant rules and regulations.

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SECTION 2 – Services

~~4. Technical Management~~

~~*(only applicable if agreed according to Box 6).*~~

~~**(a)** ensuring that the Vessel complies with the requirements of the law of the Flag State;~~

~~**(b)** ensuring compliance with the ISM Code;~~

~~**(c)** ensuring compliance with the ISPS Code;~~

~~**(d)** providing competent personnel to supervise the maintenance and general efficiency of the Vessel;~~

~~**(e)** arranging and supervising dry dockings, repairs, alterations and the maintenance of the Vessel to the standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society, and with the law of the Flag State and of the places where the Vessel is required to trade;~~

~~**(f)** arranging the supply of necessary stores, spares and lubricating oil;~~

~~**(h)** in accordance with the Owners' instructions, supervising the sale and physical delivery of the Vessel under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the sale agreement or transfer of ownership of the Vessel;~~

~~**(i)** arranging for the supply of provisions unless provided by the Owners; and~~

~~**(j)** arranging for the sampling and testing of bunkers.~~

~~5. Crew Management and Crew Insurances~~

~~**(a)** *Crew Management*~~

~~*(only applicable if agreed according to Box 7)*~~

~~The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95. The provision of such crew management services includes, but is not limited to, the following services:~~

~~**(i)** selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll arrangements, pension arrangements, tax, social security contributions and other mandatory dues related to their employment payable in each Crew member's country of domicile;~~

~~**(ii)** ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification and certification of the Crew and employment regulations, such as Crew's tax and social insurance, are satisfied;~~

~~**(iii)** ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate Flag State requirements or such higher standard of medical examination as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and shall be maintained for the duration of the service on board the Vessel;~~

~~**(iv)** ensuring that the Crew shall have a common working language and a command of the English language of a sufficient standard to enable them to perform their duties safely;~~

~~**(v)** arranging transportation of the Crew, including repatriation;~~

~~**(vi)** training of the Crew;~~

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~~**(vii)** conducting union negotiations; and~~

~~**(viii)** if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper familiarisation with their duties in relation to the Vessel's SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing.~~

~~**(ix)** if the Managers are **not** the Company:~~

~~**(1)** ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties in relation to the ISM Code; and~~

~~**(2)** instructing the Crew to obey all reasonable orders of the Company in connection with the operation of the SMS.~~

~~**(x)** Where Managers are **not** providing technical management services in accordance with Clause 4 (Technical Management):~~

~~**(1)** ensuring that no person connected to the provision and the performance of the crew management services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent not to be unreasonably withheld); and~~

~~**(2)** ensuring that in the event that the Owners' drug and alcohol policy requires measures to be taken prior to the Crew joining the Vessel, implementing such measures;~~

~~**(b)** Crew Insurances~~
~~*(only applicable if Sub-clause 5(a) applies* **and** *if agreed according to Box 10)*~~
~~The Managers shall throughout the period of this Agreement provide the following services:~~

~~**(i)** arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations. Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by the Owners and the Managers (see Box 10);~~

~~**(ii)** ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the insurances in Sub-clause 5(b)(i);~~

~~**(iii)** ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their due date;~~

~~**(iv)** if obtainable at no additional cost, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under no liability in respect of premiums or calls arising in connection with such insurances.~~

~~**(v)** providing written evidence, to the reasonable satisfaction of the Owners, of the Managers' compliance with their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the insurances in Sub-clause 5(b)(i).~~

6. Commercial Management
(only applicable if agreed according to Box 8).
The Managers shall provide the following services for the Vessel in accordance with the Owners' instructions, which shall include but not be limited to:

(a) seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the period stated in Box 9, consent thereto in writing shall first be obtained from the Owners;

(b) arranging, **in the name and for the account of the Owners,** for the provision of bunker fuels of the quality specified by the Owners as required for the Vessel's trade **(see Annex A)**;

(c) voyage estimating and accounting and calculation of hire, freights, demurrage and/or despatch monies due from or due to the charterers of the Vessel; assisting in the collection of any sums due to the Owners

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related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and Expenses Paid on Behalf of Owners);

~~*If any of the services under Sub-clauses 6(a), 6(b) and 6(c) are to be excluded from the Management Fee, remuneration for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12(e).*~~

(d) issuing voyage instructions **including, but not limited to, authorising the Master to release cargo against relevant letter(s) of indemnity**;

(e) appointing agents;

(f) appointing stevedores; and

(g) arranging surveys associated with the commercial operation of the Vessel.

7. Insurance Arrangements

~~*(only applicable if agreed according to Box 11).*~~

~~The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles, franchises and limits of liability.~~

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SECTION 3 – Obligations

8. Managers' Obligations

~~**(b)** Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), they shall procure that the requirements of the Flag State are satisfied and they shall agree to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code and the ISPS Code, if applicable.~~

9. Owners' Obligations

(a) The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled to charge interest at the rate stated in Box 13.

~~**(b)** Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:~~

~~**(i)** report (or where the Owners are not the registered owners of the Vessel procure that the registered owners report) to the Flag State administration the details of the Managers as the Company as required to comply with the ISM and ISPS Codes;~~

~~**(ii)** procure that any officers and ratings supplied by them or on their behalf comply with the requirements of STCW 95; and~~

~~**(iii)** instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the Company) in connection with the operation of the Managers' safety management system.~~

(c) Where the Managers are **not** providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:

(i) procure that the requirements of the Flag State are satisfied and notify the Managers upon execution of this Agreement of the name and contact details of the organization that will be the Company by completing Box 5;

(ii) if the Company changes at any time during this Agreement, notify the Managers in a timely manner of the name and contact details of the new organization;

(iii) procure that the details of the Company, including any change thereof, are reported to the Flag State administration as required to comply with the ISM and ISPS Codes. The Owners shall advise the Managers in a timely manner when the Flag State administration has approved the Company; and

(iv) unless otherwise agreed, arrange for the supply of provisions at their own expense.

~~**(d)** Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the Owners shall:~~

~~**(i)** inform the Managers prior to ordering the Vessel to any excluded or additional premium area under any of the Owners' Insurances by reason of war risks and/or piracy or like perils and pay whatever additional costs may properly be incurred by the Managers as a consequence of such orders including, if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area~~

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SECTION 4 – Insurance, Budgets, Income, Expenses and Fees

10. Insurance Policies

The Owners shall procure~~, whether by instructing the Managers under Clause 7 (Insurance Arrangements) or otherwise,~~ that throughout the period of this Agreement:

(a) at the Owners' expense, the Vessel is insured for not less than its sound market value or entered for its full gross tonnage, as the case may be for:

(i) hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities;

(ii) protection and indemnity risks (including but not limited to pollution risks, diversion expenses and, except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i), Crew Insurances;

NOTE: If the Managers are not providing crew management services under Sub-clause 5(a) (Crew Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause 5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see Sub-clause 10(a)(ii) above).

(iv) such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and FD & D) (see Box 12)

Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations ("the Owners' Insurances");

(c) the Owners' Insurances name the Managers and, subject to underwriters' agreement, any third party designated by the Managers as a ~~joint assured~~**co-assured (mis-direct arrow)**, with full cover. ~~It is understood that in some cases, such as protection and indemnity, the normal terms for such cover may impose on the Managers and any such third party a liability in respect of premiums or calls arising in connection with the Owners' Insurances.~~

If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising in connection with the Owners' Insurances. In any event, on termination of this Agreement in accordance with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the Managers and any third party designated by the Managers as ~~joint assured~~**co-assured** shall cease to be ~~joint assured~~**co-assured** and, if reasonably achievable, that they shall be released from any and all liability for premiums and calls that may arise in relation to the period of this Agreement; and

(d) written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners' compliance with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners' Insurances.

10.1 The Owners may, from time to time, require the Managers to arrange, in the name and for the account of the Owners, for operational insurance as envisaged in clause 10(a)(iv).

11. Income Collected and Expenses Paid on Behalf of Owners

(a) Except as provided in Sub-clause 11(c) all monies collected by the Managers under the terms of this Agreement (other than monies payable by the Owners to the Managers) **(if any)** and any interest thereon shall be held to the credit of the Owners in a separate bank account.

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(including expenses as provided in Clause 12(c)) **(if any)** may be debited against the Owners in the account referred to under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand.

(c) All monies collected by the Managers under Clause 6 (Commercial Management) **(if any)** shall be paid into a bank account in the name of the Owners or as may be otherwise advised by the Owners in writing.

12. Management Fee and Expenses

(a) The Owners shall pay to the Managers ~~an annual management fee as stated in Box 14~~ for their services as Managers under this Agreement, **(i) a flat management fee as stated in the Confirmation and** which shall be payable **monthly in advance against proper invoice** ~~in equal monthly instalments in advance, the first instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2 (Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning of every calendar month~~**; and**

(ii) for providing chartering services in accordance with clause 6(a) a commission in such percentage as set out in the Confirmation on all monies earned by the Owners on each Vessel fixture ("Commission").

The management fee **and commissions** shall be payable to the Managers' nominated account stated in Box 15 **and shall become due and payable from the Owners to the Managers as from the Effective Date.**

As of the Effective Date any Commission shall be payable on the date when any freight, hire or other monies are received ("Revenues") in respect of which Commission is due and Owners hereby authorise Managers to deduct the Commission part of the management fee from Revenues when received.

~~**(b)** The management fee shall be subject to an annual review and the proposed fee shall be presented in the annual budget in accordance with Sub-clause 13(a).~~

(c) The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services. ~~Any days used by the Managers' personnel travelling to or from or attending on the Vessel or otherwise used in connection with the Management Services in excess of those agreed in the budget shall be charged at the daily rate stated in Box 16.~~

~~**(d)** If the Owners decide to layup the Vessel and such layup lasts for more than the number of months stated in Box 17, an appropriate reduction of the Management Fee for the period exceeding such period until one month before the Vessel is again put into service shall be mutually agreed between the parties. If the Managers are providing crew management services in accordance with Sub-clause 5(a), consequential costs of reduction and reinstatement of the Crew shall be for the Owners' account. If agreement cannot be reached then either party may terminate this Agreement in accordance with Sub-clause 22(e).~~

(d) Payment of the flat management fee set out above at Clause 12(a)(i) and the Commission set out at Clause 12(a)(ii) is fully guaranteed by the Guarantor. The Guarantor as the ultimate parent of the Owner acknowledges that the Management Services the Managers will provide to the Owners, are due consideration for the giving of such guarantee.

13. Budgets and Management of Funds

~~**(a)** The Managers' initial budget is set out in Annex "C" hereto. Subsequent budgets shall be for twelve month periods and shall be prepared by the Managers and presented to the Owners not less than three months before the end of the budget year.~~

(b) ~~The Owners shall state to the Managers in a timely manner, but in any event within one month of presentation, whether or not they agree to each proposed annual budget. The parties shall negotiate in good faith and if they fail to agree on the annual budget, including the management fee, either party may terminate this Agreement in accordance with Sub-clause 22(e).~~

~~**(c)** Following the agreement of the budget, the Managers shall prepare and present to the Owners their~~

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~~estimate of the working capital requirement for the Vessel and shall each month request the Owners in writing to pay the funds required to run the Vessel for the ensuing month, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. Such funds shall be received by the Managers within ten running days after the receipt by the Owners of the Managers' written request and shall be held to the credit of the Owners in a separate bank account.~~

~~**(d)** The Managers shall at all times maintain and keep true and correct accounts in respect of the Management Services in accordance with the relevant International Financial Reporting Standards or such other standard as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as shall be mutually agreed.~~

~~The Managers shall make such accounts available for inspection and auditing by the Owners and/or their representatives in the Managers' offices or by electronic means, provided reasonable notice is given by the Owners.~~

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SECTION 5 – Legal, General and Duration of Agreement

14. Trading Restrictions

~~If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew Management), the Owners and the Managers will, prior to the commencement of this Agreement, agree on any trading restrictions to the Vessel that may result from the terms and conditions of the Crew's employment.~~

15. Replacement

~~If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew Management), the Owners may require the replacement, at their own expense, at the next reasonable opportunity, of any member of the Crew found on reasonable grounds to be unsuitable for service. If the Managers have failed to fulfil their obligations in providing suitable qualified Crew within the meaning of Sub-clause 5(a) (Crew Management), then such replacement shall be at the Managers' expense.~~

16. Managers' Right to Sub-Contract

Save as provided herein, The Managers shall not subcontract any of their obligations hereunder without the prior written consent of the Owners which shall not be unreasonably withheld. **The Owners consent to the subcontract of certain commercial services to: (a) Petro Services Ship Management SAM of 20, Avenue De Fontvieille, Le Coronado, 98000 Monaco; and/or (b) any of the Managers' affiliated companies.** In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement.

17. Responsibilities

(a) *Force Majeure*

Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or hindered from performing any or all of their obligations under this Agreement, provided they have made all reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions:

(i) acts of God;

(ii) any Government requisition, control, intervention, requirement or interference;

(iii) any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism, sabotage or piracy, or the consequences thereof;

(iv) riots, civil commotion, blockades or embargoes;

(v) epidemics;

(vi) earthquakes, landslides, floods or other extraordinary weather conditions;

(vii) strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the Crew) of the party seeking to invoke force majeure;

(viii) fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure; and

(ix) any other similar cause beyond the reasonable control of either party.

(b) *Liability to Owners*

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12(a)(i)

payable hereunder.

(c) *Indemnity*

(d) *"Himalaya"*

18. General Administration

(a) The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of any incident of which the Managers become aware which gives or may give rise to delay to the Vessel or claims or disputes involving third parties **and which individually are reasonably estimated to be in excess of US$15,000**.

(b) The Managers shall handle and settle all claims and disputes arising out of the Management Services hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners appropriately informed in a timely manner throughout the handling of such claims and disputes.

(c) The Owners may request the Managers to bring or defend other~~ actions,~~ suits or proceedings related to the Management Services, on terms to be agreed **and subject to the provisions of clause 18(a) and 18(b)**.

(d) The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and any other matters affecting the interests of the Owners in respect of the Vessel, **save Managers should obtain Owners approval prior to taking any action if time permits and** unless the Owners instruct the Managers otherwise.

(e) On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make available, all documentation, information and records in respect of the matters covered by this Agreement **and in respect of the Management Services.**
~~either related to mandatory rules or regulations or other obligations applying to the Owners in respect of the Vessel (including but not limited to STCW 95, the ISM Code and ISPS Code) to the extent permitted by relevant legislation.~~

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(g) Any costs incurred by the Managers in carrying out their obligations according to this Clause 18 (General Administration) shall be reimbursed by the Owners.

19. Inspection of Vessel

~~The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason they consider necessary.~~

20. Compliance with Laws and Regulations

The parties will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Flag State, or of the places where the Vessel trades.

21. Duration of the Agreement

(a) This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration of ~~the later of the number of months stated in Box 18 or~~ a period of ~~two (2)~~ **twenty-four (24)** months from the date on which such notice is received, unless terminated earlier in accordance with Clause 22 (Termination).

(b) Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place.

22. Termination

(a) *Owners' or Managers' default*

If either party fails to meet their obligations under this Agreement, the other party may give notice to the party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a reasonable time to the reasonable satisfaction of the other party, that party shall be entitled to terminate this Agreement with immediate effect by giving notice to the party in default.

(b) *Notwithstanding Sub-clause 22(a):*

(i) The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the Owners if any monies payable by the Owners and/or the owners of any associated vessel, details of which are listed in Annex "D", shall not have been received in the Managers' nominated account within ten days (10) of receipt by the Owners of the Managers' written request, or if the Vessel is repossessed by the Mortgagee(s).

(ii) If the Owners proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice.

(iii) If either party fails to meet their respective obligations under Sub-clause 5(b) (Crew Insurances) and Clause 10 (Insurance Policies), the other party may give notice to the party in default requiring them to remedy it within ten (10) days, failing which the other party may terminate this Agreement with immediate effect by giving notice to the party in default.

(c) *Extraordinary Termination*

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(d) *For the purpose of Sub-clause 22(c) hereof:*

(ii) the Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has been reached with the Vessel's underwriters in respect of its constructive total loss or if such agreement with the Vessel's underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred; and

(iii) the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel was last reported or when the Vessel is recorded as missing by the Vessel's underwriters, whichever occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d)(ii).

~~(e) In the event the parties fail to agree the annual budget in accordance with Sub-clause 13(b), or to agree a change of flag in accordance with Sub-clause 9(d)(ii), or to agree to a reduction in the Mangement Fee in accordance with Sub clause 12(d), either party may terminate this Agreement by giving the other party not less than one month's notice, the result of which will be the expiry of the Agreement at the end of the current budget period or on expiry of the notice period, whichever is the later.~~

(f) ~~This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.~~ **Either party shall have the right to terminate this Agreement forthwith if the other party: has ceased to trade; suspend payment(s); has an order made or resolution passed for its winding up, dissolution, liquidation or bankruptcy (otherwise than for the purpose of solvent reconstruction or amalgamation); has a receiver, administrative receiver, administrator or other similar official appointed over all or substantially all of its assets or undertakings; has a secured party take possession of all or substantially all its assets; has become insolvent or gone into liquidation (unless such liquidation is for the purpose of a solvent reconstruction or amalgamation); makes a general assignement, arrangement or composition with or for the benefit of its creditors; is unable to pay its debts as they become due; causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the foregoing text; or, takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.**

(g)

(i) In the event of a termination of this Agreement for an ET2 event or for any other reason except: (i) in the case of default by the Managers; or (ii) an ET1, ET3 or ET4 event, the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses) shall continue to be payable for a further period of the number of months stated in Box 19 as from the date of termination. If Box 19 is left blank, then ninety (90) days shall apply.

(aa) the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a further period of three (3) months as from the date of

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termination; and

(vi) In respect of the amounts which make up the Commission as set out in Clause 12(a)(ii), this shall be calculated so that the Commission is deemed payable for the period detailed in (ii)(aa) and (bb) or (iii) above (the "Remaining Period"). Therefore any Commission amounts which have accrued due or been agreed shall remain payable. For any part of the Remaining Period where no actual Commission has accrued or is due ("Part Period"), the amount of the Commission due under this clause shall be calculated by reference to: (i) tce revenue, taken from the projected market rates from a reliable source (e.g. Clarksons), or if not promptly agreed by the Owners and Managers, the average projected market rates for this type of vessel for the Part Period from three Approved Brokers; and (ii) voyage expenses, based on the average daily voyage expenses taken from the Scorpio pool data for this type of vessel for the prior twelve (12) months (ending with the most recent quarter end) which shall be adjusted taking into consideration the forward curve of bunker prices obtained from market data e.g. Ice Futures Europe ("Preliminary VE"). The Preliminary VE shall then be utilized in the calculation so as to reflect the Part Period.

~~In the event of the termination of this Agreement for any reason other than default by the Managers the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply.~~

~~**(h)** In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew Management):~~

~~**(i)** the Owners shall continue to pay Crew Support Costs during the said further period of the number of months stated in Box 19; and~~

~~**(ii)** the Owners shall pay an equitable proportion of any Severance Costs which may be incurred, not exceeding the amount stated in Box 20. The Managers shall use their reasonable endeavours to minimise such Severance Costs.~~

(i) On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all accounts and all documents specifically relating to the Vessel and its operation.

23. BIMCO Dispute Resolution Clause

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Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

~~**(b)** This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~**(c)** This Agreement shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.~~

(d) Notwithstanding Sub-clause~~s~~ 23(a)~~,~~ ~~23(b) or 23(c)~~ above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Agreement.

(i) In the case of a dispute in respect of which arbitration has been commenced under Sub-clause~~s~~ 23(a)~~,~~ ~~23(b) or 23(c)~~ above, the following shall apply:

(ii) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.

(iii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.

(iv) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

(v) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.

(vi) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

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MANAGEMENT AGREEMENT

INDEX

PART	SUBJECT MATTER	PAGE NO.

Part I	Vessel Details	4

Part II	Terms of Agreement

1.	Definitions & Interpretation	6
2.	Appointment of Managers	6
3.	Basic Services	6
3.1	Crewing	7
3.2	Technical Management	8
3.3	Purchasing	8
3.4	Insurance	9
3.5	Accounting and Budgeting	9
3.6	Information System Software	10
3.7	Shipboard Oil Pollution Emergency Plan	10
3.8	OPA	11
3.9	Assistance with Sale of Vessel	11
3.10	Vessel trading in high risk areas	11
4.	Services provided by Sub-Managers	11
5.	Managers’ Obligations	12
6.	Owners’ Obligations	12
7.	Documentation	13
8.	Management Fee	13
9.	Payments and Management of Funds	14
10.	Manager’s Right to Sub-Contract	15
11.	Responsibilities	15
11.1	Force Majeure	15
11.2	Liability to Owners	16
11.3	Indemnity – General	16
11.4	Indemnity – Tax	16
11.5	Himalaya	16
11.6	Consequential Loss	17
12.	Liens	17
13.	Claims/Disputes	17
14.	Auditing, Records	17
15.	Inspection of Vessel	18
16.	Compliance with Laws & Regulations	18
17.	Duration of the Agreement	19
17.1	Termination by Notice	19
17.2	Termination by Default – Owners	19
17.3	Termination by Default – Managers	19
17.4	Liquidation	19
17.5	Extraordinary Termination	19
18.	Confidentiality	20
19.	Suspension of Services	20
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20.	Law and Arbitration	20
21.	Amendments to Agreement	21
22.	Time Limit for Claims	21
23.	Condition of Vessel	21
24.	Notices	21
25.	Staff Loyalty	21
26.	Entire Agreement	21
27.	Partial Validity	22
28.	Performance Guarantee	22
29.	Non Waiver	22

Part III	Sub-Managers	23-24
Part IV	Fee Schedule	25

Part V	Fleet Details	26
Part VI	Initial Budget	27-28

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SHIP MANAGEMENT AGREEMENT - PART I

1. Vessel Details As per the Confirmation (as defined in the Master Agreement).

2. Owners
Name: As per the Confirmation (as defined in the Master Agreement).
2. Owners’ Registered Address (where the company is registered): Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands
Country of Incorporation: Republic of the Marshall Islands
2.2 Owners’ business establishment address (head office and principal place of business): As per the Confirmation (as defined in the Master Agreement).

Telephone Number	Fax Number:
Contact Name:	Position:

Email address:
3. Managers
Name: Scorpio Ship Management sam
Registered Office: 9, Rue Du Gabian, 98000, Monaco - MC
Country of Incorporation: Monaco
IMO Number: 0631141
Telephone Number: +377 97985700	Fax Number:
Contact Name: Francesco Bellusci	Position: Admnistrateur Delegue
Email address: fbellusci@scorpiogroup.net
4. Guarantor (clause 28) Name: Nordic American Offshore Ltd.
5. Date of Commencement of Agreement (Clause 2.1) As per the Confirmation (as defined in the Master Agreement).

6. Notices to Owners and Guarantor: at the Owners’ Principal Place of Business address, fax number and email address stated in Box 2

7. Notices to Managers: at the address, fax number and email address stated in Box 3

It is mutually agreed between the party mentioned in Box 2 of Part I (hereinafter called "the Owners") and the party mentioned in Box 3 of Part I (hereinafter called "the Managers") and, if applicable, the party mentioned in Box 4 of Part I (hereinafter called “the Guarantor”) that this Agreement consisting of PARTS I to VI inclusive shall be performed subject to the conditions contained herein
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DATE OF AGREEMENT:

Signature(s) (Owners)	Signature(s) (Managers)

Title:	Title:

Signature(s) (Guarantor)

Title:

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SHIP MANAGEMENT AGREEMENT - PART II

1.	Definitions and Interpretation
1.1
In this agreement (together with the Confirmation, any additional clauses or even date herewith and any schedules (the “Agreement”)), in addition to terms defined in Part I, save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them.

"Approved Broker” means the affiliated insurance broker of the Manager.
"Basic Services" means services relating to Crewing, Technical Management, Purchasing, Insurance, Accounting and Budgeting, Information System Software, Shipboard Oil Pollution Emergency Plan, OPA and Assistance with Sale provided in accordance with Clause 3 as well as Safety and Environmental Compliance Auditing & Training (“SECAT”).
“Change of Control” means the definition given to it in the Schedule comprising Part VII.
"Crew Support Costs" means all expenses of a general nature not particularly referable to any individual vessel for the time being managed by the Managers and incurred for the purpose of providing an efficient and economic management service including, without prejudice to the generality of the foregoing, cost of crew standby pay, training schemes, cadet training schemes, study pay, recruitment and interviews.
“Fees” means for the purposes of Clauses 8.5, 11.2 and 17.7 the items set out at part (a) in the Fee Schedule (as the same may be revised from time to time).
"Fee Schedule" means the Schedule comprising Part IV or any revised Fee Schedule prepared by the Managers after the date hereof to record adjustments to the fees and expenses payable from time to time under this Agreement.
"Fleet" shall mean any vessel owned or operated now or hereafter by the Owners or any parent, subsidiary or associated company of the Owners and the vessels (if any) details of which are set out in Part V hereto or any revised Part V executed after the date hereof.
"Information System Software" means the Managers' ship management software in executable object code form as described in Clause 3.6.l as the same may be upgraded and updated from time to time.
"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by Resolution A.714 (18) of the International Maritime Organisation on 4 November 1994 and incorporated on 19 May 1994 into the SOLAS Convention 1974 as Chapter IX and any amendment thereto or substitution thereof.
“ISPS Code” means the International Ship and Port Facility Security Code as adopted on 12 December 2002 by resolution 2 of the Conference of Contracting Governments to the International Convention for the Safety of Life at Sea 1974 and any amendment thereto or substitution thereof.
"Management Services" means Basic Services and all other functions performed by the Managers under the terms of this Agreement.
“Master Agreement” means the deed of Master Agreement as might be amended and restated effective as of 10 April 2019 entered into by and between the Guarantor, the Guarantor on behalf of any existing and future wholly owned subsidiaries, Scorpio Commercial Management S.A.M and the Managers.
“MLC” means the Maritime Labour Convention 2006 and any amendment thereto, substitution thereof and ratification of the Maritime Labour Convention 2006 in the respective States national law.
"OPA" means the United States Oil Pollution Act of 1990, regulations made thereunder, and any amendment thereto or substitution thereof.
"Severance Costs" means the costs which the employers are legally obliged to pay to or in respect of the Crew as a result of the early termination of any contract for service on board the Vessel.
"SMS" means a Safety Management System in accordance with the ISM Code.
“SSP” means a Ship Security Plan in accordance with the ISPS Code.
"STCW" means the International Maritime Organisation Convention on Standards of Training Certification and Watchkeeping for Seafarers 1978, as amended in 1995 and any amendment thereto or substitution thereof.
"the Vessel" shall mean the vessel details of which are set out in Box 1 of Part I.
1.2
Clause Headings are inserted for convenience and shall be ignored in construing this Agreement; words denoting the singular number shall include the plural number and vice versa; references to Parts are to Parts of this Agreement; references to Clauses are to Clauses of Part II except where otherwise expressly stated; and references to any enactment include any re-enactments, amendments and extensions thereof.

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Interpretation:  the Managers, Owners and Guarantor acknowledge and agree that in the  event of any inconsistency between the provisions of the Master  Agreement and this Agreement: (i) prior to and including the Effective Date (as defined in the Master Agreement) the provisions of the Master Agreement shall prevail; and (ii) after the Effective Date the provisions of this Agreement shall prevail.

2.	Appointment of Managers
2.1
With effect from the date stated in Box 5 of Part I (the “Date of Commencement”) and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the managers of the Vessel in respect of the Management Services.

2.2
In performing any of the Management Services the Managers shall, as agents for and on behalf of the Owners, have authority to take such steps as the Managers may from time to time in their absolute discretion consider to be necessary to enable them to perform this Agreement in accordance with sound ship management practice.

3.	Basic Services
Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out, as agents for and on behalf of the Owners, the Basic Services in accordance with the following provisions of this Clause, save as otherwise provided in the Confirmation.

3.1	Crewing
3.1.1	The Managers shall provide suitably qualified crew for the Vessel in accordance with current STCW requirements, provision of which includes but is not limited to the following functions: -
(i)
selecting and engaging Master, officers and ratings (hereinafter collectively referred to as the "Crew"); where the Owners make a complaint about any member of the Crew the Managers will promptly investigate the same and if it proves to be justified, replace the Crew member concerned as soon as practicable;

(ii)
ensuring that the applicable requirements of the law of the flag of the Vessel are satisfied in respect of manning levels, rank, qualification and certification of the Crew, and employment regulations including Crew’s tax, social insurance, discipline and other requirements;

(iii)
ensuring that all members of the Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates which are valid for the duration of their service onboard the Vessel and issued in accordance with appropriate flag state requirements;

(iv)	arranging transportation of the Crew, including repatriation;
(v)
supervising the efficiency of the Crew and using the Manager’s standard crew appraisal system (written or electronic) and administration of all other Crew matters such as planning for the manning of the Vessel;

(vi)	making payroll arrangements, including settling manning and agency expenses for the manning agents in the Crew's country of origin and, if applicable, payment of Severance Costs;
(vii)	if requested by the Owners, conducting union negotiations and making agreed payments to unions;
(viii)	operating the Managers' Drug and Alcohol Policy;
(ix)	arranging Crew training in accordance with STCW (and as provided for in the budget), records of such training being maintained in the Manager’s standard format.
3.1.2	Crew Claims
The Managers will provide such information as requested by relevant brokers and/or P&I Club managers to enable such brokers or managers to prepare and process all Crew insurance claims.
3.1.3
The Owners agree to implement in full the terms and conditions of employment under which the Crew are engaged by the Managers as agent for the Owners. The Owners shall be the employer of the Crew and under no circumstances shall the Managers be deemed to be the employer of the Crew. If the Vessel is covered by an ITF approved agreement or any other CBA/national agreement the Owners authorize the Managers to sign the ITF Special Agreement or any other CBA/national agreement on their behalf and agree to provide all information necessary for this purpose.

3.1.4
Should the Owners require that their prior approval is given to the engagement of any member of the Crew, the Owners shall be obliged to give such approval within two working days of receipt from the Managers of reasonable details of the proposed appointee.

3.1.5
In the event that any officers or ratings are supplied by the Owners or on their behalf, the Owners shall procure that they comply with the requirements of STCW and MLC. Owners will instruct such officers and ratings to obey all reasonable orders of the Managers.

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Any such officers or ratings shall, at the Owners’ cost, be trained in accordance with the Managers training matrix.
3.1.6
The Managers shall procure that the Crew consent to processing of their personal data for legitimate business purposes. The Owners warrant that personal data of the Crew will be processed in accordance with the requirements of the Data Protection Act 1998 or any other applicable law or regulation.

3.1.7
For the purposes of the MLC to the extent permitted, the Owners shall be deemed “Shipowner” and under no circumstances whatsoever, notwithstanding the Managers agreeing to carry out specific obligations under the MLC on behalf of the Owners, shall the Managers be deemed “Shipowner”. It is a condition of this Agreement that the Owners shall provide all Crew with MLC compliant working and living conditions.

3.1.8
The Owners authorize the Managers to sign contracts of employment with the Crew as agent only for and on behalf of the Owners and/or to procure that a seafarer recruitment and placement service, in the country of domicile of a Crew member, signs contracts of employment with such Crew member as agent only for and on behalf of the Owners.

3.1.9	All costs, including consultancy and advisory costs, related to compliance with tax and/or social security obligations shall at all times remain for the account of the Owners.

3.2	Technical Management
The Managers shall provide technical management which includes, but is not limited to the following functions: -
(i)	provision of personnel to supervise the maintenance and general efficiency of the Vessel;
(ii)
arrangement and supervision of drydockings, repairs, modifications to and the upkeep of the Vessel to the standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society and equipment manufacturers, and with the laws and regulations of the country of registry of the Vessel and of the places where she trades;

(iii)	arrangement of periodic analysis of the bunker fuel, lubricating oils and chemicals by third parties (the costs being included in the Vessel’s running costs);
(iv)	appointment of surveyors and technical consultants as the Managers may consider from time to time to be necessary;
(v)	visits to the Vessel by superintendents or other staff of the Managers for up to 15 days in any calendar year (or pro rata for part of a calendar year) including time spent travelling;
(vi)	notifying the Owners of any extraordinary and/or non-budgeted single item of expenditure in excess of US$ 50,000;
(vii)	development, implementation and maintenance of an SMS and an SSP.

3.3	Purchasing
3.3.1
The Managers shall arrange for the supply of necessary victualling, stores, spares, provisions, lubricating oils and services (including drydock services) for the Vessel.   To enable the Managers to arrange such supplies on the most advantageous terms, the Managers shall be entitled to join with other parties in making arrangements for bulk purchase. The Managers are presently members of a contracting association and may join other similar associations in the future (any such existing or future association the “Association”) providing access to commodities and dry dock services globally. The Association negotiates on behalf of its members with selected suppliers the best available price, terms and conditions for the bulk purchase of goods and services for the marine industry with the aim of offering to members and their clients savings on vessel technical operating costs.

3.3.2
Details of the suppliers contracted by the Association, and prices available for the Vessel at the time of supply shall be made available to Owners upon their request.  Owners acknowledge that all information relating to prices is confidential and undertake not to disclose the same to third parties without the prior written consent of the Managers.

3.3.3
Where the Association has negotiated terms and conditions with suppliers of any stores, spares provisions, or lubricating oils ("Goods") and/or suppliers of services required by the Vessel, then the purchase of such Goods and services will, unless operational or other circumstances otherwise require, be undertaken with such suppliers on the basis of the terms and conditions negotiated by the Association.

3.3.4
The Association will where practicable obtain a best price charter from suppliers that the prices for all Goods and services purchased by the Association’s members will be the lowest prices available.   If the Owners are able to obtain in good faith, on arms' length terms, on a true like

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for like basis (including quality, certification, timing, manufacturer, place of supply, etc, but ignoring taxes and exchange rate fluctuations), the same Goods and/or services at a lower price than that obtained by the Association, the Owners will supply full details to the Managers who will promptly raise the matter with the Association and pass on to Owners any refund obtained by the Association  from the supplier.
3.3.5
The Owners have received details from the Managers of the business rules and operating procedures adopted by the Association, including provisions related to fees that the Association will retain and that the Managers will earn as applicable, and agree to comply with such rules and operating procedures as the same may be amended from time to time.

3.3.6
The Owners acknowledge that they are aware that prices obtained from suppliers require strict adherence to the payment terms agreed with suppliers (normally 45 days from date of invoice), and any failure by the Owners to provide the Managers with funds to settle sums due to suppliers on time will (in the absence of a good faith dispute) result in an immediate 5% surcharge, and monthly interest charges of 1% per month or part thereof being rigorously applied by suppliers.  The Managers are hereby expressly authorised to settle such surcharge and interest charges from any sums held by them on behalf of Owners. The Owners further acknowledge that they are aware if payments to suppliers are regularly made late, or if suppliers are not satisfied with Owners' credit rating, suppliers may refuse to supply at the prices and on the terms negotiated by the Association.

3.4	Insurance
3.4.1
If instructed by the Owners to arrange insurances on their behalf, the Managers shall appoint an Approved Broker, for the placing of insurances, and insurance claims handling, and, if applicable, casualty management.

3.4.2
The Approved Broker shall place such insurances as the Owners shall have instructed or agreed, in particular as regards values, deductibles and franchises.  At each renewal the Approved Broker will liaise with the Owners:

(i)	as to any changes in insured values required;
(ii)	in respect of premiums, franchises and deductibles and any other changes for the new policy year; and
(iii) to update the budget to reflect changes in insurance premiums.
3.4.3
The Approved Broker shall compile such statistics and enter into negotiations with such brokers and P & I Club managers as they consider necessary or desirable in order to arrange for such insurances to be placed.

3.4.4	Once insurances are placed the Approved Broker shall arrange for all cover notes to be checked and for all debit notes to be paid as required.
3.4.5
Unless otherwise indicated by the Owners, the Managers shall provide such information as requested by the Approved Broker to enable the Approved Broker to handle and or procure the settling of all insurance, average and salvage claims in connection with the Vessel.

3.4.6	The services provided by the Approved Broker to the Owners shall, at the Approved Broker’s absolute discretion, terminate on termination of this Agreement.

3.5	Accounting and Budgeting
3.5.1	The Managers shall:
(i)	maintain the records of all costs and expenditure incurred hereunder as well as data necessary or proper for the settlement of accounts between the parties;
(ii)
establish an accounting system for the Vessel and supply regular reports in accordance therewith in the Managers' standard format or, on agreement of an additional fee, such other form as may be mutually agreed in writing with the Owners.

3.5.2
The Managers shall present to the Owners annually a budget for the following calendar year in the Managers' standard format or such other form as may be mutually agreed in writing.  The budget for the period following the date stated in Box 5 of Part I is set out in Part VI.  Subsequent annual budgets shall be prepared by the Managers and submitted to the Owners in each year in respect of the following year.

3.5.3
The Owners shall notify the Managers of their acceptance and approval of the annual budget within 14 days of presentation and in the absence of any response the Owners shall be deemed to have accepted the said budget. In the event that the Owners do not accept an annual budget presented by the Managers within the period aforesaid and that budget is, in the opinion of the Managers, fair and reasonable, the Managers shall be entitled to terminate this Agreement by notice in writing, in which event this Agreement shall terminate on the expiry of a period of one (1) month from the date upon which such notice is given.

3.5.4	The Managers shall produce a monthly comparison between budgeted and actual expenditure of the Vessel in the Managers' standard format or, on

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agreement of an additional fee, such other form as may be mutually agreed in writing.
3.5.5	This Clause 3.5 is subject to the provisions of Part VI.

3.6	Software
3.6.1	The Managers will, subject to the remaining provisions of this Clause 3.6, provide the Owners and the Vessel with software.
3.6.2	The main features of the software at the date of this Agreement are:
(i)	comprehensive management software incorporating crew administration, vessel noon reporting, operational and port reporting, defect and deficiency reporting and performance monitoring;
(ii)	a ship to shore and shore to ship e-mail package providing cost efficient communications available to both Owners and their charterers; and
(iii)
a computerized maintenance system including inventory control and automated purchase order handling. (An initial charge, to be agreed with Owners, may be made for the set-up of the maintenance database, depending on the system currently existing on board the Vessel).

3.6.3	The costs for the software are set out in the Fee Schedule, and are included in the Vessel's running costs, as follows:
(i)	the license fee;
(ii)	maintenance, updates and upgrades;
(iii)	provision of anti-virus software and regular upgrades;
(iv)	operational manuals and regular updates;
(v)	annual remote audit of the Vessel IT systems providing a system health check;
(vi)	user manuals and training of the Crew in the use of the software; and
(vii)	e-mail on board the Vessel.
3.6.4	Such costs do not include:
(i)	the costs of appropriate hardware on board the Vessel;
(ii)	travel and other related costs for installation support of the Information System Software on board the Vessel;
(iii)	the set-up cost of the data base for the maintenance system;
(iv)	any specific reports specified by the Owners where new data/specialist reporting is required;
3.6.5	Installation and set-up of the software will be undertaken on a date agreed between the Managers and the Owners having regard to the Vessel's schedule and the availability of the Managers' personnel.
3.6.7	Solely for the duration of this Agreement and upon the request of the Owners, the Managers will provide access to software and data
3.6.8
Software provided by the Managers under this section is under license and is protected by applicable copyright and patent laws. The Owners may not copy any of the software (except for back-up purposes only) or any written materials which accompany it, and may not sell, rent, lease, lend, sub-license, reverse engineer or distribute the software or such written materials.

3.6.9	The Managers do not warrant that the software will meet the Owners' requirements or that the use or operation of the software will be uninterrupted or error free.

3.7	Shipboard Oil Pollution Emergency Plan
3.7.1
The Managers will prepare and obtain all necessary approvals for a shipboard oil pollution emergency plan (SOPEP) in a form approved by the Marine Environment Protection Committee of the International Maritime Organization pursuant to the requirements of Regulation 26 of Annex I of the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto, as amended (MARPOL 73/78).

3.7.2
The SOPEP will be written in the English language and will be reviewed and updated from time to time.   If required the Managers will arrange for the translation of the SOPEP into another language, the cost of translation being recoverable in terms of Clause 8.4.

3.7.3
The Managers will also undertake regular training of the Crew in the use of the SOPEP including drills to ensure that the SOPEP functions as expected and that contact and information details specified are accurate.

3.8	OPA
3.8.1	If instructed by the Owners, the Managers will:-
(i)	arrange for the preparation, filing and updating of a contingency Vessel Response Plan in accordance with the requirements of OPA and instruct the Crew in all aspects of the operation of such plan;
(ii)
identify and ensure the availability by contract or otherwise of a Qualified Individual, a Spill Management Team, an Oil Spill Removal Organization, resources having salvage, firefighting, lightering and, if applicable, dispersant capabilities, and public relations/media personnel to assist the

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Owners to deal with the media in the event of discharges of oil.
3.8.2
The Managers are expressly authorized as agents for the Owners to enter into such arrangements by Contract or otherwise as are required to ensure the availability of the services outlined in Clause 3.8.1.  The Managers are further expressly authorized as agents for the Owners to enter into such other arrangements as may from time to time be necessary to satisfy the requirements of OPA or other Federal or State laws.

3.8.3
The Owners will pay the fees due to third parties providing the services described above together with a fee to the Managers for their services.  The level of fees will be included in the Vessel's running costs.

3.8.4	On termination of this Agreement, the Vessel Response Plan and all documentation will be returned to the Managers at the expense of the Owners.

3.9	Assistance with Sale of Vessel
The Managers shall, if requested, provide Owners with technical assistance in connection with any sale of the Vessel. The Managers will, if requested in writing by the Owners, comment on the terms of any proposed Memorandum of Agreement, but the Owners will remain solely responsible for agreeing the terms of any Memorandum of Agreement regulating any sale.

3.10	Vessel trading in high risk areas
In the event that the Vessel is to trade in a high risk area and in particular an area where piracy is prevalent, the Owners and the Managers shall co-operate in order to:
(i)
Comply in full with any guidance or Best Management Practices to Deter Piracy issued by recognized maritime organizations and as may be revised from time to time and also with any similar guidance which may be issued for high risk areas.

(ii)	Monitor daily guidance and updates provided by Maritime Security Centres established by national authorities in piracy areas and advise the Vessel accordingly.
(iii)
Comply with the Managers’ guidelines issued for transiting high risk areas as may be revised from time to time. The Managers’ guidelines set out their policy of full compliance with BMP and additional guidance and information on Self Protection Measures (SPM’s) including Citadels or Safe Areas. The Owners will be provided with a copy of the guidelines and costs for SPM’s will be included in the Vessel budget.

(iv)	Where appropriate, ensure the Vessel follows any International Recommended Transit Corridors and complies with requirements for an escorted convoy if available.
(v)	Monitor routing recommendations for transiting high risk areas as provided by charterers and insurers and review the same as part of the risk assessment carried out for the transit concerned.
(vi)
Provide sufficient Self Protection Measures (SPM) appropriate to the vessel type, size and speed with a view to protecting the Crew as far as possible in the event of an attack.   To be determined by the risk assessment required by BMP for the transit concerned and before entering the high risk area.

(vii)	Provide training for the Crew in BMP prior to transiting any high risk area.

4.	Services provided by Sub-Managers
4.1
The Managers hereby disclose to the Owners that, except as instructed otherwise by the Owners in writing, they will, as agents for and on behalf of the Owners, utilize the services of the Sub-Managers as set out in Part III (or as notified to Owners as set out in any revised Part III prepared by the Managers after the date hereof to record adjustments to the services being provided by associated companies from time to time under this Agreement).  The budgets provided pursuant to clause 3.5.2 will be provided on the basis that the services listed in Part III are provided by by Sub-Managers listed therein. The Sub-Managers will charge and retain for their own benefit usual remuneration for the provision of their services (whether in the form of commission or fees).

4.2	The Owners hereby consent to the arrangements set out in Clause 4.1.

5.	Managers' Obligations
5.1
The Managers undertake to use their reasonable endeavours to provide the Management Services as agents for and on behalf of the Owners in accordance with sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of Management Services

PROVIDED HOWEVER that the Managers in the performance of Management Services shall be entitled to have regard to their overall responsibility in relation to all vessels which may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner

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as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.
5.2
The Managers shall be deemed to be "the Company" as defined by the ISM Code, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code and by the ISPS Code.

5.3
The Managers shall procure and evidence (upon request of the Owners) ITIC or other equivalent forms of Errors and Omissions insurance for any liability arising out of this contract with particular reference to clause 11.2

6.	Owners' Obligations
6.1	The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement. Time shall be of the essence in respect of the payment of all such sums.
6.2
The Owners shall procure, whether by instructing the Managers under Clause 3.4.1 or otherwise, that throughout the period of this Agreement the Vessel will be insured at the Owners' expense for not less than sound market value or entered for full gross tonnage, as the case may be, for:

(i)	usual hull and machinery risks (including but not limited to crew negligence) and excess liabilities;
(ii)	protection and indemnity risks (including but not limited to pollution risks, diversion expenses and crew risks);
(iii)	freight, defense and demurrage;
(iv)	war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew risks); and
(v)
in accordance with MLC, establish insurance to compensate Crew, and/or any officers or ratings supplied by the Owners or on their behalf, for monetary loss that they may incur as a result of the failure of a recruitment and placement service or Owners under the employment agreement, to meet its obligations to them; and

(vi)	such other optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire)
in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with sound and reputable insurance companies underwriters or associations (provided that, protection and indemnity risks must be placed with a member of the International Group of P & I Clubs) ("the Owners' Insurances").
6.3
The Owners shall procure that all premiums and calls on the Owners’ Insurances are paid by their due date and that the Owners' Insurances name the Managers and any additional party designated by the Managers as a joint assured for protection and indemnity risks (including pollution risks) and a named assured on all other policies, with the benefit of full cover and full waiver of subrogation. The Owners shall, if applicable, provide the Managers with written evidence thereof to the reasonable satisfaction of the Managers on or prior to the Date of Commencement and/or on the date on which the Managers notify the Owners of the appointment of any additional party and within 7 days of each renewal date.  The Owners shall provide Managers with an appropriate certificate of insurance covering any and all liabilities under the MLC including but not limited to financial security in accordance with regulation 2.5.

6.4
As between the Owners and the Managers, the Managers shall not be responsible for paying any premiums or calls arising in connection with such insurances.  On termination of this Agreement (howsoever occasioned) or where the Owners make a change in the P & I Club in which the Vessel is entered, the Owners shall procure that the Managers and any additional party designated by the Managers as a joint or named assured shall cease to be a joint or named assured and that they are released from and/or secured for any and all liability for premiums and calls that may arise in relation to the period of this Agreement. For the avoidance of doubt, it is agreed that the Owners shall be liable for all deductibles applying to any insurance policy.

6.5
The Managers shall have the right to obtain confirmation direct from the brokers, underwriters and P & I Clubs through whom the Vessel’s insurances are arranged that all premiums calls and contributions due have been paid and that insurances meet the Owners' obligations under Clauses 6.3, 6.4 and 6.5. Where any premiums, calls and/or contributions are not paid, the Managers shall be entitled to pay the same from any funds held by them for the Owners and/or to terminate this Agreement forthwith by notice in writing.

6.6
If the Owners are not the registered owners or the bareboat charterer of the Vessel they shall instruct the Managers in writing whether the Managers are to act as agents under this Agreement for the Owners or the registered owners of the Vessel. If the latter the Owners shall be required to provide to the Managers an appropriate form of authorization to the reasonable satisfaction of the Managers pursuant to which the Managers are authorized to act as agents for the registered owners.

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6.9
Upon request, the Owners shall provide the Managers with contact details of the relevant person at the mortgagee bank handling the Owners’ account and hereby expressly provide the Managers with authority to contact the mortgagee bank at their discretion. Upon the Date of Commencement, the Owners will authorise the mortgagee bank to co-operate with the Managers and provide information to the Managers, upon their request.

6.10	The Owners shall arrange for the provision of any necessary guarantee bond or other security.

7.	Documentation
7.1	On or prior to the Date of Commencement the Owners will deliver to the Managers:
(i) a copy of the Owners’ certificate of incorporation,
(ii) full details of any resident registered agent for the registered owner of the Vessel,
(iii) if applicable, a copy of the bareboat charterparty pursuant to which the Owners are disponent owners of the Vessel,
(iv) in the case of a new vessel, the Owners will deliver a copy of the Building Contract and specification, and in the case of a second hand vessel, a copy of the Memorandum of Agreement in terms of which the Owners acquired the Vessel.   The Owners shall be entitled to delete any confidential information (such as price) from the Building Contract or Memorandum of Agreement,
(v) if the Owners are not the registered owners or the bareboat charterer of the Vessel, in addition to the above, evidence satisfactory to the Managers of their beneficial interest in the Vessel and of their authorisation from the registered owners to enter into this Agreement,
(vi) the name and address of any mortgagee bank and the name and address of the bank through which the Owners will pay funds due under this Agreement, if different.
In any event, the Managers reserve the right to request evidence satisfactory to them that the Owners and the Guarantor are in goodstanding and that the person signing this Agreement on their behalf is duly authorized to do so.
7.2	The Owners will on request provide the Managers with full details, in writing, of the ultimate beneficial owners of their share capital.
7.3
The Owners shall be obliged to obtain any required guarantee, bond or other security including, without limitation, the SCAC code and International Carrier Bond as required in order to access the US Bureau of Customs and Border Protection automated manifest system, as required by 68 Fed Reg 68139 and as amended, and USCG Certificate of Financial Responsibility for pollution. The Owners shall also be obliged to obtain any permits, licences or the like required to be obtained by an operator of a vessel including, without limitation, the US EPA vessel general permit.

8.	Management Fee
8.1
The Owners shall pay to the Managers the fees and expenses in the amounts stated in the Fee Schedule in respect of the Basic Services which shall be payable by equal monthly installments in advance, the first installment being due and payable one (1) month before the Vessel is handed over to the Managers and subsequent installments being payable monthly in advance.

8.2
(i)  If the Managers' superintendents or other associated staff spend more than 15 days visiting the Vessel in any calendar year (or pro rata for part of a calendar year), including time spent travelling, visits and travelling time in excess of 15 days shall be charged at the rate of US$850 per man per day. (ii)  In addition to the fee referred to in clause 8.2(i), the Managers shall charge the Owners US$850 per man per day in respect of time spent by the Managers’ superintendents or other staff in providing technical assistance in connection with any casualty, breakdown, emergency or other average incident and, where a tanker management self-assessment vetting is required, the Owners agree to pay US$850 per day in compensation for the additional services provided by the Managers’ vetting manager and/or superintendents onshore or onboard the Vessel.

8.3
If the Vessel is placed on time charter, any costs incurred in complying with charterers requirements (including, but not limited to, additional reporting requirements and visits to the charterers) will be paid by the Owners.

8.4
The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff and office stationery. The Owners shall reimburse the Managers for all expenses properly incurred under the terms of this Agreement on behalf of the Owners, including, without prejudice to the foregoing generality, postage and communication expenses, Crew Support Costs, vessel documentation, administrative expenses of the SOPEP and SSP, travelling expenses and other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services. The Managers shall allocate among all vessels managed by them on a basis which the Managers consider to be fair and reasonable having regard to the trade of the vessels, the nationality of the crews and other relevant factors,

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8.5
In the event of the termination of this Agreement a sum equivalent to three (3) months Fees payable to the Managers according to the provisions of Clauses 8.1 shall, save as mentioned below, be paid no later than the effective date of termination. The only occasions on which the foregoing provision will not apply is: (i) where Clause 17.5 and Clause 17.7 applies or (ii) where the Agreement is properly terminated by the Owners in terms of Clause 17.3 as a result of the Managers' default.

8.6
Fees and expenses payable to the Managers will be reviewed annually with the Owners and shall be adjusted as a minimum by reference to the retail price index relevant to the nexus of services provided by the Managers. Where Management Services are wholly or partly provided by third parties, the fees and expenses therefore shall be adjusted immediately with the approval of the Owners (such approval not to be unreasonably withheld or delayed) to take account of increases in the cost of such services. The Managers will, however, use all reasonable endeavours in negotiations with such third parties to minimise such increases.

8.7	All fees are exclusive of Value Added Taxes or other applicable taxes.
8.8	Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers in the course of the management of the Vessel shall be credited to the Owners.
8.9
If as a result of collision, accident, emergency, or any other extraordinary circumstances, the Managers' workload is increased beyond that which the parties could reasonably have anticipated, the Managers shall be request (and the Owners shall approve, acting reasonably and without delay) reasonable additional remuneration having regard to the nature of the incident, the personnel and resources of the Managers deployed, and all other relevant circumstances including insurance recoveries.

8.10
If the Owners decide to lay-up the Vessel and such lay-up lasts for more than three (3) months, an appropriate reduction of the management fee for the period exceeding the three (3) months until the Owners give written notice to remobilize the Vessel, shall be mutually agreed between the parties.

9.	Payments and Management of Funds
9.1
All sums paid to the Managers by or on behalf of the Owners and all moneys collected by the Managers under the terms of this Agreement (other than fees payable by the Owners to the Managers) shall be held to the credit of the Owners in a separate bank account or accounts which shall be operated by the Managers. The Owners agree to provide to the Managers all information and documentation required to comply with banking “know your customer” procedures.

9.2
Where any sums howsoever arising and whether in respect of fees, budgeted expenditure, non-budgeted expenditure, other liabilities (present, future, liquidated or unliquidated) or expenses are owed  to the Managers in connection with the Vessel or the Fleet, the Managers shall be entitled but not obliged at any time or times to apply any sums standing to the credit of the accounts referred to in Clause 9.1 to settle such sums but shall in any event remain payable by the Owners to the Managers on demand.

9.3
On or prior to the Date of Commencement the Owners shall provide to the Managers an amount equivalent to the prorated budgeted days expenditure from the Date of Commencement to the end of the first month in management.  In addition, all pre-delivery expenses are to be funded promptly by the Owners on request from the Managers.  The Owners shall provide an amount equivalent to 1/12 of the annual budget for the first full month on or prior to the 1st day of the first full month of the management period.  In subsequent months the Managers shall request amounts for the total anticipated monthly expenditure as laid out in clause 9.6.

9.4
The Owners agree that on termination of this agreement payment of all sums outstanding under the terms of the agreement are to be made in advance of the Vessel leaving management.  The sum will include without prejudice to the generality of the foregoing, any amounts due to be paid to suppliers and other third parties (as evidenced, in the absence of manifest error, by an accounts payable listing produced by the Managers) and any outstanding accruals for invoices not yet received. The Owners irrevocably undertake to pay forthwith on request from the Managers any other sums which become due after the effective date of termination.

9.5
The Managers shall each month request (by e-mail) from the Owners the funds required to run the Vessel for the ensuing month.   Such request will be for the total of the anticipated monthly expenditure, including, without prejudice to the generality of the foregoing, any sums due to be paid to suppliers and other third parties in the ensuing month (as conclusively evidenced, in the absence of manifest error, by an accounts payable listing produced by the Managers) and any outstanding accruals for invoices not yet received.   In addition, the Owners shall provide the Managers

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upon request with any funds which the Managers may request to cover any unbudgeted, unexpected, occasional or extraordinary item of expenditure.   All such funds shall be received by the Managers within five (5) days after the receipt of such requests and shall be held to the credit of the Owners in the account(s) referred to in Clause 9.1.    The Managers shall be entitled to allocate such funds in such manner as the Managers determine, and it shall not be open to the Owners to direct the Managers otherwise and under no circumstances shall any funds received be held on trust by the Managers for any specific purpose.
9.6
Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services and all payments due shall be made punctually to the Managers (and not any third party) in accordance with the terms of this Agreement in full without any deduction whatsoever.

9.7	Where the Owners delay settling any sums due to the Managers the Owners shall pay interest thereon from the due date until the date of payment at 3% per cent over one (1) month LIBOR.
9.8
In addition to the funds referred to above the Owners shall pay and/or reimburse the Managers in respect of all expenses incurred prior to the Date of Commencement including, but not limited to, riding crew wages, initial crew movements, crew standby expenses, communication and liaison expenses and ITF welfare contributions.

10.	Managers' Right to Sub-Contract
10.1
The Managers shall be entitled to procure performance of the Basic Services by their parent, subsidiary, associated companies, and/or Petro Services Ship Management SAM of 20, Avenue De Fontvieille, Le Coronado, 98000 Monaco and/or OSM Maritime AS, of Svinoddveien 12, 4836, Norway (hereinafter collectively called the "Sub-Managers") in accordance with the following provisions of this Clause 10.1:-

(i)
Manager shall remain fully liable for the due performance of their obligation under this Agreement but performance of all or any of the Managers' obligations by the Sub-Managers shall be and constitute full and sufficient performance by the Managers of their obligations hereunder; and

(ii)	the Owners hereby agree with the Managers that insofar as the Sub-Managers perform the obligations of the Managers the Sub-Managers shall be entitled to the benefits of the provisions of Clause 11;

10.2	The provisions of Clause 10.1 shall remain in force notwithstanding termination of this Agreement.

11.	Responsibilities

11.1	Force Majeure
11.1.1    Neither the Owners nor the Managers shall be liable for any loss or damage or total or partial failure to perform this Agreement (other than a failure to perform an obligation to pay money) caused wholly or partly by any circumstance or matter beyond the reasonable control of the relevant party, as the case may be, including (without limiting the generality of the foregoing) acts of God, acts of governmental authorities, fires, strikes, floods, epidemics, quarantine restrictions, wars, insurrections, riots, violent demonstrations, criminal offences, acts and omissions of civil or military authority or of usurped power, requisition or hire by any governmental or other competent authority, embargoes, acts of terror, and cyber attacks
11.1.2    Where a party seeks to rely upon a force majeure event as described in Clause 11.1.1 it will advise the other party of the force majeure event at the earliest opportunity and also advise that party of the likely duration of such force majeure situation.

11.2	Liability to Owners
(i)
Without prejudice to Clause 11.1, the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services

UNLESS same is proved to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers' personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers' liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten times the annual Fees  payable hereunder for Basic Services.
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(ii)
Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any of the acts or omissions of the Crew even if such acts or omissions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted solely from a failure by the Managers to discharge their obligations under Clause 3.1 in which case their liability shall be limited in accordance with the terms of this Clause 11.

11.3	Indemnity - General
Except to the extent and solely for the amount therein set out that the Managers would be liable under Clause 11.2, the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising out of or in connection with the performance of this Agreement, including, but not limited to, any and all liability arising under the MLC, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement. The rights of indemnity hereunder shall accrue when any claim or liability is first notified to the Managers or the Managers become aware of the same.

11.4	Indemnity - tax
Without prejudice to the general indemnity set out in Clause 11.3, the Owners hereby undertake to keep the Managers, their employees, agents and sub-contractors indemnified and to hold them harmless against all taxes, including customs duties, import VAT or any other indirect taxes, imposts and duties levied by any government as a result of the trading or other activities of the Owners or the Vessel or the Fleet and that whether or not such taxes, imposts and duties are levied on the Owners or the Managers when acting as agents on behalf of the Owners.

11.5	"Himalaya"
It is hereby expressly agreed that no employee or agent of the Managers (including every sub-contractor from time to time employed by the Managers and the employees of such sub-contractors) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this clause 11 the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

11.6.	Consequential Loss
Neither party shall be liable to the other for any Consequential Loss (as defined herein) whatsoever arising out of or in connection with the performance or non-performance of this Agreement, in tort, statute or otherwise at law. “Consequential Loss” means (a) Consequential loss under the applicable law (whether in contract, tort (including, but not limited to, negligence and misrepresentation), breach of statutory duty, or otherwise); and (b) Loss and/or deferral of production, loss of product, loss of use, loss of revenue, profit or anticipated profit (if any), in each case whether direct or indirect to the extent that these are not included in sub-paragraph (a) herein and whether or not foreseeable at the date of commencement of the Agreement.

11.7	The provisions of Clause 11 shall remain in force notwithstanding termination of this Agreement.

12.	Liens
Managers shall only have the benefit of any liens arising by operation of law or otherwise in the ordinary course of the management of the Vessel.
13.	Claims/Disputes

13.1
If required the Managers shall handle and settle claims arising out of the Management Services hereunder and keep the Owners informed regarding any incident of which the Managers become aware which gives or may give rise to claims or disputes involving third parties.

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13.2	The Managers shall, as instructed by the Owners, bring or defend actions, suits or proceedings in connection with matters entrusted to the Managers according to this Agreement.
13.3
The Managers shall have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owners in respect of the Vessel.

13.4
The Owners shall pay to the Managers a fee for time spent by the Managers in carrying out their obligations under Clause 13 and such fee shall be charged at the rate of US$850 per man per day of 8 hours.  Where the Approved Broker has been appointed pursuant to clause 3.4 for the placing of insurances no additional fee will be charged for insurance claims handling. In addition, any costs incurred by the Managers in carrying out their obligations according to Clause 13 shall be reimbursed by the Owners.

13.5
The Owners acknowledge that the Managers use MTI Network for crisis management response and agree to reimburse any fees additional to the annual retainer of MTI Network (as included in the budget) which may be incurred.

14.	Auditing, Records
14.1
The Managers shall at all times maintain and keep true and correct accounts and shall make the same available at the Managers’ offices for inspection and auditing by the Owners at such times as may be mutually agreed. The Owners agree that the Managers shall be entitled to charge for their reasonable costs and expenses should the Owners require copies of supplier invoices and related documentation.

14.2	The Managers shall be entitled to electronically archive all of the Vessels' records and arrange safe storage of the same, the costs being included in the Vessel's running costs.
14.3
All accounting and other records relating the Vessel will be retained by the Managers in accordance with any applicable internal policy and subject to statutory requirements. For the period during which records are retained Owners may request a copy to be delivered to them at their own expense.

14.4
The Managers may request and the Owners shall, in a timely manner, make available all documentation, information and records reasonably required by the Managers to enable them to perform the Management Services.

15.	Inspection of Vessel
The Owners shall have the right at any time to inspect the Vessel for any reason they consider necessary.  The Owners will, where practicable, give reasonable notice to the Managers of their intention to visit the Vessel.

16.	Compliance with Laws and Regulations
16.1	Owners and Managers undertake, represent and warrant that on concluding this Agreement neither they, Crew, nor any of their employees or agents is a Sanctioned Person.
16.2
Owners and Managers warrant compliance with Global Trade Laws in all respects related directly or indirectly to the performance of this Agreement and undertake that they will not, through any act or omission, place the other in violation of Global Trade Laws.

16.3
The parties will not do or permit anything to be done which might cause any breach or infringement of the laws and regulation of the country of registry of the Vessel, and of the places where she trades, provided always that each parties’ obligations under this clause will relate to matters in which they are in fact capable of fulfilling and on the understanding that each receive all necessary co-operation and information from the other and, in the case of the Managers, the funding from the Owners, provided for in this contract.

16.4
Owners and Managers accept that the United States, the European Union, and other relevant authorities may from time to time establish or change the applicable Global Trade Laws and both parties acknowledge that such an event may render continued performance by either or both under this Agreement illegal or unlawful.  In that event and if either party terminates this Agreement due to a change in U.S., EU, or other applicable sanctions (including without limitation the “snap back” of U.S or EU sanctions with respect to Iran in connection with the Joint Comprehensive Plan of Action), both parties agree that (i) such termination shall not constitute a breach of this Agreement by the party terminating and the other party waives any and all claims against the terminating party for any loss, cost or expense, including consequential damages that the other party may incur by virtue of such termination; and (ii) both parties agreed to take reasonable steps to cooperate in winding down this Agreement.

16.5	In this clause the following words and expressions shall have the meanings hereby assigned to them:
“Embargoed Country” means any country or geographic region subject to comprehensive economic sanctions or embargoes administered by OFAC or the European Union, including without
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limitation Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region.
“Global Trade Laws” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the economic sanctions rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) as well as any relevant Executive Orders; the economic sanctions rules and regulations administered by the United Kingdom’s European Union (“E.U.”) Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; all relevant regulations made under any of the foregoing; and other applicable economic sanctions or export and import control laws.
“Sanctioned Person” means at any time: (a) any person or entity included on: OFAC’s Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List, or the Foreign Sanctions Evaders List; the E.U.’s Consolidated List of Sanctions Targets; or any similar list; (b) any person resident in, or entity organized under the laws of, an Embargoed Country; or (c) any person or entity majority-owned or controlled or acting on behalf of any of the foregoing.

17.	Duration of the Agreement

17.1	Termination by Notice
This Agreement shall come into effect on the Date of Commencement (except that the Managers are authorised, prior to such date to do all such things in respect of which it shall be entitled to be paid or reimbursed pursuant to clause 9.9) and shall continue thereafter until terminated by either party giving to the other notice in writing, in which event this Agreement shall, terminate on the expiry of a period of  twenty four (24)  months from the date upon which such notice is received unless terminated earlier in accordance with this Clause 17.    Where the Vessel is not at a convenient port or place on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at a convenient port or place.

17.2	Termination by default - Owners
(i)
The Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys requested by the Managers from the Owners or the owners of any vessel in the Fleet, shall not have been received in the Managers' nominated account within five (5) days of payment having been requested in writing by the Managers or if the Owners fail to comply to the reasonable satisfaction of the Managers with the requirements of clauses 6.3, 6.4 and 6.5 or if the Vessel is repossessed by a mortgagee.

(ii)	If the Owners
(a)	otherwise fail materially to meet their obligations hereunder for reasons within their control, or
(b)
employ the Vessel in the carriage of contraband, blockade running or in an unlawful trade, or on a voyage or in a manner which, in the sole discretion of the Managers, is unduly hazardous or improper, or potentially unlawful or

(c)
fail to comply with a request for information or cooperation, or to comply with any recommendation of the Managers which the Managers consider to be reasonable and non-compliance with which may affect the Managers’ reputation or its obligations under the ISM Code or any other applicable laws or regulations

then the Managers may give written notice to the Owners specifying the default and requiring them to remedy it.   In the event that the Owners fail to remedy such default (in the case of (a) above, if remediable) within a reasonable time to the reasonable satisfaction of the Managers, the Managers shall be entitled to terminate this Agreement with immediate effect by notice in writing.

17.3	Termination by Default - Managers
(i)
If the Managers fail materially to meet their obligations under this Agreement for reasons within the control of the Managers, the Owners may give written notice to the Managers specifying the default and requiring them to remedy it as soon as practically possible.  In the event that the Managers fail to remedy such default, if remediable, within a reasonable time to the reasonable satisfaction of the Owners, the Owners shall be entitled to terminate this Agreement with immediate effect by notice in writing.

(ii)	If the Managers are convicted of, or admit guilt for, a crime, then the Owners shall be entitled to terminate this Agreement with immediate effect by notice in writing.

17.4	Liquidation
This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or

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bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver, administrator or similar officer is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.  The Managers shall be entitled to terminate this Agreement forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the owner of any vessel in the Fleet (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or similar officer is appointed to such owner, or if such owner suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

17.5	Extraordinary Termination

This Agreement shall be:
(i)
terminated in the case of a sale of the Vessel (“ET1”), and the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Vessel’s owners cease to be the registered owners of the Vessel;

(ii)
deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned or has been declared missing, or the Vessel is bareboat chartered for a period of less than three (3) years, when the bareboat charter comes to an end (in either case, “ET2”);

(iii)	terminated if the Vessel is bareboat chartered for a period of three (3) years or more, unless otherwise agreed, when the bareboat charter comes to an end (“ET3”); or

(iv)	terminated if the Vessel is not delivered to the Owners within 100 days of the Effective Date (“ET4”).

17.6	For the purpose of sub-clause 17.5 hereof:
the Vessel shall not be deemed to be lost until either she has become an actual total loss or agreement has been reached with her Underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred or a Notice of Abandonment is issued to underwriters.

17.7

(i)
In the event of a termination of this Agreement for an ET2 event or for any other reason except: (i) in the case of default by the Manager; or (ii) an ET1, ET3 or ET4 event, the Fees payable to the Managers according to the provisions of Clause 8.1 (Management Fee) shall continue to be payable for three (3) months.

(ii)	In the event of a termination of this Agreement for an ET1, ET3 or ET4 event (and absent a Change of Control):

(aa)	the Fees payable to the Managers according to the provisions of Clause 8.1 (Management Fee), shall continue to be payable for a further period of three (3) months as from the date of termination; and

(bb)
the Owners are to provide written notice of termination to Managers at least three (3) months prior to the date of termination. Where Managers do not receive at least three (3) months prior written notice of the date of termination the Fees in (aa) shall be increased by three (3) months of Fees, reduced by the pro rata amount where prior written notice of the date of termination was given.

(iii)
On or following a Change of Control, clauses (ii)(aa) and (bb) above shall not apply and in the event of a termination  of  this  Agreement  for  an  ET1,  ET3  or  ET4  event,  the  Fees  payable  to  the Managers according to the provisions of Clause 8.1 (Management Fee), shall continue to be payable for a further period of twenty-four (24) months as from the date of termination.

(iv)
In the event of a termination of this Agreement for an ET4 event, no termination fee shall be due and payable hereunder where the Owners are required to pay an early termination fee as the same is described in the Master Agreement.

(v)	All amounts due and payable under this Clause 17.7 shall be accelerated and immediately payable in one lump sum on the date of termination.

17.8	The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

17.9	All outstanding fees and other sums payable by the Owners require to be paid in full on or prior to termination, for whatever reason, of this Agreement. Save where the Agreement is
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properly terminated by the Owners in accordance with Clause 17.3, the Managers shall be paid fees in accordance with Clause 8.5 or Clause 17.7 where terminated in accordance with Clause 17.5. The Owners shall also pay on demand Severance Costs together with repatriation costs and any other expenses which arise directly as a result of the termination.

18.	Confidentiality
As between the Owners and the Managers, the Owners hereby agree and acknowledge that all title and property in and to the management manuals of the Managers and other written material of the Managers concerning management functions and activities is vested in the Managers and the Owners agree not to disclose the same to any third party and, on the termination of this Agreement, to return all such manuals and other material to the Managers.  For the purposes of this Clause reference to "the Managers" includes the Sub-Managers of the Managers and any third parties providing Management Services.
19.	Suspension of Services
If, at any time, the Owners have failed to pay the sums due and owing, as set out in Clause 9, or are in breach of any other terms of this Agreement, in addition to the Managers’ rights pursuant to Clause 17 to terminate, the Managers shall, without prejudice to their liberty to terminate, be entitled to withhold/suspend the performance of any and all of their obligations hereunder (including, but not limited to, removal of Crew) and shall have no responsibility whatsoever for any consequences thereof, in respect of which the Owners hereby indemnify the Managers, and fees (as set out in the Fee Schedule) shall continue to accrue and any extra expenses resulting from such withholding shall be for the Owners’ account. To the extent the rights of Managers as set out in this Clause 19 are limited in any way by any undertaking Managers may have given or be required to give to any of the banks financing the Vessel, Managers hereby reserve the right to approach any such bank at any time to discuss suspending services in the absence of continued nonperformance by the Owners.
20.	Law and Arbitration
20.1
This Agreement shall be governed by English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 and any amendment thereto or substitution therefor.

20.2	The arbitration shall be conducted in accordance with the London Maritime Arbitrators' (LMAA) Terms current at the time when the arbitration is commenced.
20.3
Save as mentioned below, the reference shall be to three arbitrators, one to be appointed by each party and the third by the two so appointed.   A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment to the other party requiring the other party to appoint its arbitrator within 14 days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and give notice that it has done so within the 14 days specified.   If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring the dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly.   The award of a sole arbitrator shall be as binding as if he had been appointed by agreement.

20.4
In cases where neither the claim nor any counterclaim exceeds the sum of US$ 50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

20.5	Except to the extent provided for in clauses 10 and 11 no third party shall have the right to enforce any term of this Agreement.

21.	Amendments to Agreement
The Managers reserve the right to make such changes to this Agreement as they shall consider necessary to take account of regulatory changes which come into force after the date hereof and which affect the operation of the Vessel.  Such changes will be notified in writing to the Owners and will come into force on notification or on the date on which such regulatory or other changes come into effect (whichever shall be the later).
22.	Time Limit for Claims
Any and all liabilities of either party to the other arising under this Agreement or otherwise in relation to the Vessel (except in the case of fraud) shall be deemed to be waived and absolutely barred on the relevant date unless prior to the relevant date written particulars of any claim
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(giving details of the alleged breach in respect of which such claim is made and a preliminary statement of the amount claimed) have been intimated in writing by the claimant  by the relevant date, and any such claim shall be deemed (if it has not previously been satisfied, settled or withdrawn) to have been withdrawn unless arbitration proceedings have been commenced under Clause 20 prior to the expiry of six (6) months after the relevant date.  For the purposes of this Clause 22, the "relevant date" is one year after the date of termination, for whatever reason, of this Agreement.
23.	Condition of Vessel
The Owners acknowledge that they are aware that the Managers are unable to confirm that the Vessel, its systems, equipment and machinery are free from defects, and agree that the Managers shall not in any circumstances be liable for any losses, costs, claims, liabilities and expenses which the Owners may suffer or incur resulting from pre-existing or latent deficiencies in the Vessel, its systems, equipment and machinery.

24.	Notices
24.1	Any notice or other communication under or in relation to this Agreement (a "Communication") may be sent by fax, registered or recorded mail, by personal delivery or electronically.
24.2	The addresses of the parties for service of a Communication shall be as stated in Boxes 6 and 7 respectively of Part I.
24.3	A Communication shall be deemed to have been delivered and shall take effect:
(i)	in the case of a fax or email, on the day of transmission; and
(iii)	if delivered personally or sent by registered or recorded mail at the time of delivery.

25.	Staff Loyalty
The Owners shall not and shall procure that their parent, subsidiary and associate companies shall not, without the written consent of the Managers, during the course of this Agreement or for a period of six (6) months following termination directly or indirectly offer any employment to any employee of the Managers engaged in providing Management Services or directly or indirectly induce or solicit any such person to take up employment with the Owners or any associated or affiliated company or use the services of any such person either independently or via a third party. In the event that the Managers agree to any of its employees accepting an offer of employment as aforesaid, the Owners shall pay to the Managers a sum equivalent to 25% of the new annual salary of that employee, payable within seven days of the date of the written agreement of the Managers. Such payment shall be construed as liquidated damages and not as a penalty, being the parties agreed reasonable estimate of the Managers’ loss.

26.	Entire Agreement
26.1
Any additional clauses attached hereto together with the Master Agreement, Confirmation, any subsequent, addenda, schedules, appendices or otherwise, shall be construed as an integral part of this Agreement and shall be interpreted accordingly. This Agreement constitutes the entire agreement and understanding of the parties. It supersedes any previous agreement, understanding, discussion or exchange between the parties (or their representatives) relating to the equipment or service which now forms the subject matter of this Agreement.

26.2
By signing this Agreement both parties agree and represent to each other that neither party is entering into this Agreement as a result of, or in reliance on, any warranty, representation, statement, agreement or undertaking of any kind whatsoever (whether in writing or oral and whether made negligently or innocently) made by any person other than as expressly set out in this Agreement as a warranty and identified as such.

26.3
For the avoidance of doubt, it is intended and agreed that any liability which might otherwise have arisen in tort for negligent misrepresentation or for negligent or innocent misrepresentation, whether at common law or under statue, is hereby excluded and any remedy that might otherwise have so arisen is forsworn.

27.	Partial Validity
If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby.

28.	Performance Guarantee
In consideration of the Managers entering into this Agreement with the Owners and for other good and valuable consideration, the Guarantor
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unconditionally and irrevocably guarantees to the Managers as primary obligor and not merely as surety the due and punctual observance and performance of all the obligations of the Owners under this Agreement. It is agreed in connection with such guarantee, that:
(i)  the Managers shall not be bound to exhaust their recourse against the Owners before calling on the Guarantor to perform any outstanding obligation of the Owners under this Agreement;
(ii)  this shall be a continuing guarantee which shall remain in force until termination of this Agreement and thereafter for so long as any claim arising from or related to the breach by the Owners of any and all of their obligations and liabilities under this Agreement remains outstanding and are not prescribed or time barred under any applicable statute or law. This guarantee shall not be affected by any variation of the terms of this Agreement, or by any other act, omission, matter or thing which, but for this provision, might operate to release or exonerate the Guarantor from its obligations as guarantor in whole or in part;
(ii) the Guarantor’s obligations hereunder shall be in additional to and shall not in any way be prejudiced by any other guarantees granted or covenants assumed now or in the future by the Guarantor in favour of the Managers with respect to any claim the Managers has or may have against the Owners or the Guarantor under either of the Master and/or this Agreement.
(ivi) the Guarantor, acting for itself and its successors and assigns, hereby expressly and irrevocably consents to and submits to be bound by the provisions of Clause 20 hereof.
29.	Non Waiver
No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver in whole or in part. No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

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SHIP MANAGEMENT AGREEMENT - PART III

SERVICES PROVIDED BY SUB-MANAGERS

1. Travel Management on a 24hour basis:

Services include controls for verifying quotes, integrated billing system, consultancy, cost control and account management, visa assistance, corporate travel.

2. Catering

Services include cargo ship catering, consulting for start-up, new building, and operational review, purchasing and logistics.

3. Technical analysis of vessel performance

Services include the monitoring of vessel performance by collecting and analysing the main parameters affecting fuel consumption: main engine (ME) consumption, condition of hull and propeller, sludge production and itinerary management in terms of speed and rpm.
The above findings are compiled in monthly reports containing trends and comparisons to optimum performance and to sister/similar vessels, if any, with the purpose of improvement in speed and consumption, cleaning of hull/propeller, operation of vessel within charterparty limits and provision of documents in support of commercial claims.
The service is tailor-made to suit the existing recording equipment available onboard and will include suggestions for improvement fully supported by ROI analysis
The technical performance of the ME is analysed in terms of ME load balance, fuel injection pump, air cooler, Turbo Charge and Economiser conditions with the purpose of improvement in fuel and lube oil consumption and the streamlining spare parts procurement.

4.  Agency

Services include protecting, husbandry and charterers’ Agents, port services, spares, logistics, crew and offshore support for Crew movements when and where available.

5. Underwater services

Routine underwater inspections, propeller and hull cleaning. Underwater repair and maintenance as required.

6. Engineering services and consultancy

Services include naval architecture, engineering, design, emergency and oil spill response services, laser scanning, new construction supervision and project management services.

7. Repairs and Installations

Provision of riding gangs, turnkey repairs and installations, engine overhauling, electrical installations, annual services and NDT testing.
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8. Insurance
Services include arranging insurance and managing claims in accordance with clause 3.4 of this ship management agreement, on such terms as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles, franchises and limits of liability

9. Salvage and oil spill response

Services include global emergency response in way of towing, marine firefighting, damage stability, salvage, spill response including statutory compliance services.

SHIP MANAGEMENT AGREEMENT - PART IV

FEE SCHEDULE

 SHIP NAME:

BASIC SERVICES (Clause 3 of Part II)	Amount	Frequency
(a) Fees
Management Fee	US$156,000 per annum	Pro rata monthly in advance
SECAT Retainer Fee	$[●] per month	Monthly in advance
Crew Management Fees:	$[●] per month	Monthly in advance
(b) Expenses
Management Expenses: Fixed Cost invoice – Certain Overheads as per Budget (Part VI) ) Crewing Expenses: Fixed Cost invoice – Crewing Expenses (Part VI)	[TBD] [TBD]	Monthly in advance Monthly in advance

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SHIP MANAGEMENT AGREEMENT - PART V

FLEET DETAILS

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SHIP MANAGEMENT AGREEMENT - PART VI

INITIAL BUDGET

Crew

I.
The following “Crewing Expenses” are assessed as a fixed cost based on the agreed budget and subject to the Vessel’s crew complement and trading area remaining unchanged (Fixed Cost Invoice – General Crewing Expenses):

Recruitment costs to include:
Medical costs
Training costs
Visa costs
Medical insurance costs
Domestic travel
Wage related union costs
Flag required licenses
MSO communications
Bank charges (in relation to allotments)
Working gear

If the Vessel’s Crew complement and/or trading area are changed with the result that the abovementioned component costs increase the Owners agree that the fixed cost shall be revised as may be mutually agreed.

The Managers shall be subject to the auditing and control requirements of the Owner but shall not be required on a regular basis to provide to the Owners any invoices or related documentation for items within the Fixed Cost Invoice.

II.	Other costs are charged on an itemized basis including:
Crew Travel
Crew Wages
ITF fee
Victualling
D&A testing
Crew welfare

Insurance
Hull & Machinery Premiums
Increased Value Premium
War Risks Premium
Freight, Defence & Demurrage
P&I Premiums
Loss of Hire Insurances

Technical
Stores
Spares
Lub Oils
Surveys & Services
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Repairs

Safety & Risk

Administration / Overheads
Registration Expenses

Management Fees

“Management Expenses” as per Cl. 8.4
If fixed management expenses are agreed in the budget, the Managers shall not be required to provide to the Owners any invoices or related documentation for items within the Fixed Management Expenses Invoice.

Other Costs

OPERATING COSTS EXCL. DRYDOCKING

Drydocking
Dry docking Provision
Extraordinary M&R

OPERATING COSTS INCL. DRYDOCKING

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SHIP MANAGEMENT AGREEMENT - PART VII

CHANGE OF CONTROL DEFINITION NAO
(A) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of NAO’s or its subsidiaries’ assets, taken as a whole, to any Person other than to a Permitted Owner;
(B) an order made for, or the adoption by the Board of Directors of a plan of, liquidation or dissolution of NAO;
(C) the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Permitted Owner, becomes the beneficial owner, directly or indirectly, of a majority of NAO’s Voting Securities, measured by voting power rather than number of shares;
(D) if, at any time, NAO becomes insolvent, admits in writing its inability to pay its debts as they become due, is adjudged bankrupt or declares bankruptcy or makes an assignment for the benefit of creditors, or makes a proposal or similar action under the bankruptcy, insolvency or other similar laws of any applicable jurisdiction or commences or consents to proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction;
(E) the consolidation of NAO with, or the merger of NAO with or into, any Person, other than a Permitted Owner or the consolidation of any Person, other than a Permitted Owner, with, or the merger of any Person, other than a Permitted Owner, with or into, NAO, in any such event pursuant to a transaction in which any of the common stock outstanding immediately prior to such transaction are converted into or exchanged for cash, securities or other property or receive a payment of cash , securities or other property, other than any such transaction where NAO’s Voting Securities outstanding immediately prior to such transaction are converted into or exchanged for Voting Securities of the surviving or transferee Person constituting a majority (measured by voting power rather than number of shares) of the outstanding Voting Securities of such surviving or transferee Person immediately after giving effect to such issuance; or
(F) a change in directors after which a majority of the members of the Board of Directors are not directors who were either nominated by, appointed by or otherwise elected with the approval of current board members at the time of such election.
“Affiliates” means, with respect to any Person as at any particular date, any other Persons that directly or indirectly, through one or more intermediaries, are Controlled by, Control or are under common Control with the Person in question, and Affiliate means any one of them.
“Control” or “Controlled” means, with respect to any Person, the right to elect or appoint, directly or indirectly, a majority of the directors of such Person or a majority of the Persons who have the right, including any contractual right, to manage and direct the business, affairs and operations of such Person, or the possession of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.
“Governmental Authority” means any domestic or foreign government, including any federal, provincial, state, territorial or municipal government, any multinational or supranational organization, any government agency (including the U.S. Securities and Exchange Commission), any tribunal, labor relations board, commission or
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stock exchange (including the New York Stock Exchange), and any other authority or organization exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.
“NAO” shall mean Nordic American Offshore Ltd., a company incorporated under the laws of Bermuda and having its registered office at LOM Building, 27 Reid Street, Hamilton HM 11, Bermuda.
“Permitted Owner” means (i) Mackenzie Financial Corporation, a corporation organized and existing under the laws of Ontario (“Mackenzie”) or the funds and accounts set out in Schedule A to the common stock purchase agreement dated 29 March 2019 entered into between SOI, Mackenzie and NAO,  (ii) Scorpio Offshore Investments Inc., a corporation organized and existing under the laws of the Republic of the Marshall Islands (“SOI”), and (iii) any Affiliate of SOI.
“Person” shall have the meaning ascribed to it as such term is used in Section 13(d)(3) of the Securities Exchange Act, as amended.
“Voting Securities” means securities of all classes of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.

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